# OFFICE LEASE

## UNIVERSITY STREET PROPERTIES I, LLC, LANDLORD

## HARBOR CUSTOM DEVELOPMENT, INC., TENANT

## OFFICE LEASE

THIS OFFICE LEASE, dated as of ________________, 2021, is made by and between UNIVERSITY STREET PROPERTIES I, LLC, a Washington limited liability company ("Landlord"), and HARBOR CUSTOM DEVELOPMENT, INC., a Washington corporation ("Tenant").

1. Basic Lease Terms. This Section sets forth certain basic terms of this Lease for reference purposes. This Section is to be read in conjunction with the other provisions of this Lease; provided, however, to the extent of any inconsistency between this Section and the other provisions of this Lease, this Section shall control.

1.1 Building: 1201 Pacific, located at 1201 Pacific Avenue, Tacoma, Washington

1.2 Premises: A total of approximately 9,960 rentable square feet located on the twelfth (12th) floor of the Building and commonly known as Suite 1200 ("Premises"), which are depicted on Exhibit A attached hereto.

1.3 Commencement Date: The date that is one hundred thirty-four (134) days after the Delivery Date, or the date Tenant commences beneficial occupancy of the Premises, whichever occurs first. As used herein, the "Delivery Date" means the date that Landlord delivers the Premises to Tenant with the Landlord Work (defined on Exhibit C) completed. It is anticipated that the Delivery Date will occur on ____________ __, 2021 ("Anticipated Delivery Date").

1.4 Expiration Date: The date that is one hundred twenty-six (126) Lease Months after the Commencement Date, subject to extension in accordance with Exhibit D.

1.5 Extension Option(s): Tenant shall have one (1) option to extend the Term for five (5) years, subject to and in accordance with Exhibit D attached hereto.

1.6 Base Rent:

| Period | $/RSF/ Year | Monthly Base Rent |
|---|---|---|
| Lease Months 01-12*: | $30.00 | $24,900.00 |
| Lease Months 13-24: | $30.90 | $25,647.00 |
| Lease Months 25-36: | $31.83 | $26,418.90 |
| Lease Months 37-48: | $32.78 | $27,207.40 |
| Lease Months 49-60: | $33.76 | $28,020.80 |
| Lease Months 61-72: | $34.77 | $28,859.10 |
| Lease Months 73-84: | $35.81 | $29,722.30 |
| Lease Months 85-96: | $36.88 | $30,610.40 |
| Lease Months 97-108: | $37.99 | $31,531.70 |
| Lease Months 109-120: | $39.13 | $32,477.90 |
| Lease Months 121-126: | $40.30 | $33,449.00 |

*Subject to abatement as provided in Section 5.4 below.

1.7 Tenant's Share: 3.33% subject to Section 8.1.8.

| | | |
|---|---|---|
| 1.8 | Base Year: | Calendar year 2022. |
| 1.9 | Prepaid Rent: | Simultaneously with the execution and delivery of this Lease, Tenant shall pay to Landlord as prepaid Base Rent, the amount of $24,900.00, which shall be applied by Landlord as Base Rent for the first full calendar month of the Term following the Rent Abatement Period. |
| 1.10 | Security Deposit: | $597,600 (subject to reductions as set forth on Exhibit E), in the form of a letter of credit, and not a cash security deposit, as further described on Exhibit E attached hereto. |
| 1.11 | Permitted Use: | General office use, subject to Section 7. |
| 1.12 | Parking: | Tenant shall have the right to purchase from Landlord up to ten (10) unreserved parking permits for the license of unreserved parking stalls (one per permit) in the Building garage ("Garage") at Landlord's then prevailing market rates, subject to and in accordance with Section 22. |
| 1.13 | Guarantor: | None. |
| 1.14 | Landlord Notice Address: | University Street Properties I, LLC<br>c/o Unico Properties LLC<br>Attn: University Street Properties I, LLC, Property Manager<br>1201 Pacific Avenue, Suite 150<br>Tacoma, Washington 98402<br><br>With a copy to:<br><br>University Street Properties I, LLC<br>c/o Unico Properties LLC<br>Attn: University Street Properties I, LLC, Asset Manager<br>1215 Fourth Avenue, Suite 600<br>Seattle, WA 98161 |
| 1.15 | Tenant Notice Address: | __________<br>__________<br>Attn: __________ |
| 1.16 | Landlord's Broker: | Kidder Mathews |
| 1.17 | Tenant's Broker: | Kidder Mathews |

**Riders/Exhibits**

| | |
|---|---|
| **Exhibit A** | **Depiction of Premises** |
| **Exhibit B** | **Legal Description of Property** |
| **Exhibit C** | **Work Letter** |
| **Exhibit D** | **Extension Option** |
| **Exhibit E** | **Letter of Credit Terms and Conditions** |
| **Exhibit F** | **Rules** |

2. Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises depicted on Exhibit A. The Premises are a part of the Building located on the real property described on Exhibit B ("Property").

3. Term.

3.1 Commence. The term of this Lease ("Term") shall commence on the Commencement Date set forth in Section 1, subject to Section 4.

3.2 Expire. The Term shall expire on the Expiration Date set forth in Section 1, unless sooner terminated or extended as provided in this Lease (including specifically Exhibit D).

3.3 General. For purposes of this Lease, the term "Lease Year" shall mean each consecutive period of twelve (12) Lease Months during the Term. The term "Lease Month" shall mean each calendar month during the Term, provided that if the Commencement Date shall be other than the first day of a calendar month, then the first (1st) Lease Month shall commence on the Commencement Date and end on the last day of the calendar month immediately following the calendar month in which the Commencement Date occurs, with Base Rent for such initial partial calendar month prorated in accordance with Section 8.2 below.

3.4. Tenant Early Termination Right. Tenant shall have the one-time right to terminate and cancel this Lease effective as of the last day of Lease Month 89 (the "Early Termination Date"), provided that (i) Landlord receives written notice (the "Early Termination Notice") from Tenant on or before the date that is twelve (12) months prior to the Early Termination Date stating that Tenant is electing to terminate this Lease pursuant to the terms and conditions of this Section 3.4, and (ii) within five (5) business days after Tenant's receipt of the Early Termination Payment Notice (defined below) from Landlord, Tenant pays to Landlord an amount equal to the sum of (a) all Rent that would otherwise have been payable by Tenant during the 3-month period following the Early Termination Date PLUS (b) the unamortized portions of (1) the Space Planning Allowance and Tenant Improvement Allowance (each as defined on Exhibit C), (2) all Abated Rent (defined below), and (3) all leasing commissions paid by Landlord in connection with this Lease (with items (1) through (3) being amortized in each case with substantially equal payments over the period commencing immediately after the Rent Abatement Period (defined below) and continuing through the end of the initial Term, with interest at a per annum rate equal to the *Wall Street Journal* "prime" rate in effect at the time of the Early Termination Payment Notice (or, if such rate is no longer published, then at a comparable prime rate of interest selected by Landlord in its reasonable discretion) plus two percent (2%)) (collectively, the "Early Termination Fee"), as consideration for and as a condition precedent to such early termination. Landlord shall deliver to Tenant written notice ("Early Termination Payment Notice") of the amount of the Early Termination Fee promptly after Landlord's receipt of the Early Termination Notice from Tenant. Any delay in sending the Early Termination Payment Notice will not affect Landlord's right to receive the Early Termination Fee. Provided that Tenant terminates this Lease in accordance with the terms and conditions of this Section 3.4, then the Lease shall automatically terminate and be of no further force or effect as of the Early Termination Date, and Landlord and Tenant shall be relieved of their respective obligations under this Lease as of the Early Termination Date, except for those obligations set forth in this Lease which accrued prior to the Early Termination Date, including, without limitation, the payment by Tenant of all amounts owed to Landlord under this Lease up to and including the Early Termination Date. The right to terminate the Lease as provided above is personal to Harbor Custom Development, Inc. ("Original Tenant"), and no assignee, sublessee or successor of Original Tenant shall be entitled to exercise such right.

4. Preparation of Premises; Early Access; Delayed Delivery of Possession.

4.1 Preparation of Premises. Except for delivering the Premises to Tenant with the Landlord Work complete, Landlord is leasing the Premises in an "As Is" condition and shall have no responsibility for constructing any tenant improvements for the Premises on behalf of Tenant or for providing any tenant improvement allowance to Tenant other than the Space Planning Allowance, Tenant Improvement Allowance and Drop Ceiling and Lighting Allowance. Any improvements to or construction on the Premises shall be carried out by Tenant in strict compliance with the provisions governing Alterations set forth in Section 13. Taking possession of the Premises by Tenant shall be conclusive evidence the Premises were, on that date, in good, clean and tenantable condition and delivered in accordance with this Lease, unless otherwise specified by Tenant in writing and delivered to Landlord within ten (10) days after the Delivery Date.

4.2 Early Access. The period between the Delivery Date and the Commencement Date is referred to herein as the "Build-Out Period". During the Build-Out Period, the following shall apply: (i) Tenant shall coordinate its activities with Landlord and comply with Landlord's directives, (ii) all provisions of this Lease other than those relating to payment of Rent shall apply to any such pre-commencement entry (including without limitation all insurance, indemnity and freedom from lien provisions), and (iii) Tenant shall not beneficially occupy the Premises (or any part thereof) or commence business operations from the Premises (or any part thereof) during such period.

4.3 Landlord Delay. If Landlord for any reason cannot deliver possession of the Premises to Tenant on the Anticipated Delivery Date, (i) the Delivery Date shall be the date on which possession of the Premises is delivered to Tenant, and (ii) this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Promptly following the Commencement Date, the Commencement Date shall be confirmed by Landlord's written notice to Tenant setting forth the actual Commencement Date and Expiration Date.

5. Rent.

5.1 Rent. Beginning on the Commencement Date and throughout the Term, Tenant shall pay to Landlord the Base Rent specified in Section 1 (subject to the Rent Abatement Period in accordance with Section 5.4 below) and all Additional Rent. "Additional Rent" means Tenant's Share of Taxes and Tenant's Share of Expenses, each as set forth in Section 8, and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith. The Base Rent and the Additional Rent are collectively referred to as "Rent." Rent shall be paid in advance, on or before the first day of each calendar month of the Term. Rent for any period during the Term that is for less than one month shall be prorated for the actual number of days in such period.

5.2 Manner of Payment. Rent shall be paid without prior notice, demand, set off, counterclaim, deduction or defense and, except as otherwise expressly provided in this Lease, without abatement or suspension. All Rent shall be paid to Landlord at the address for notices set forth in Section 1, in lawful money of the United States of America, or to such other person or at such other place as Landlord may from time to time designate in writing.

5.3 General Payment Matters. All remedies applicable to the nonpayment of Rent shall be applicable to Base Rent and to Additional Rent. Rent obligations hereunder are independent covenants. In addition to all other Landlord remedies (i) any Rent not paid by Tenant when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord and (ii) in addition to such interest, Tenant shall pay Landlord a service charge of $250.00 or 5% of the delinquent amount, whichever is greater, if any portion of Rent is not received within five (5) business days after the due date. No delay by Landlord in providing any Rent statement to Tenant shall be deemed a default by

Landlord or a waiver of Landlord's right to require payment of Tenant's obligations hereunder including those for actual or estimated taxes, expenses or capital expenditures. In no event shall a decrease in Taxes or Expenses below their respective Base Year levels ever decrease the Base Rent or give rise to a credit in favor of Tenant. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued.

5.4 Rent Abatement Period. So long as Tenant is not in Default, Tenant shall be entitled to an abatement of Base Rent for the first six (6) full calendar months of the Term ("Rent Abatement Period"). The total amount of Base Rent abated during the Rent Abatement Period shall be calculated at the rate of $30.00 per square foot per year ("Abated Rent"). If Tenant is in Default at any time during the Term and Landlord terminates the Lease due to such Default, the unamortized portion of the Abated Rent (amortized on a substantially equal payment basis over the period from the beginning of the seventh (7th) full calendar month of the Term through the remainder of the initial Term, with interest at a per annum rate equal to the *Wall Street Journal* "prime" rate in effect at the time of the Default (or, if such rate is no longer published, then at a comparable prime rate of interest selected by Landlord in its reasonable discretion) plus two percent (2%)) shall become due and payable upon demand by Landlord, and Tenant shall have no right or claim against Landlord for any remaining Abated Rent not yet credited or applied. Neither the payment by Tenant of the Abated Rent nor Tenant's forfeiture of any remaining Abated Rent not yet applied in the event that Tenant is in Default shall limit or affect any of Landlord's other rights pursuant to this Lease or at law or in equity. During the Rent Abatement Period, only the Abated Rent shall be abated, and all other costs and charges specified in this Lease as Additional Rent shall remain as due and payable pursuant to this Lease. Except as specifically provided in Sections 1, 5.4, 12.2, 15 and 16, there shall be no abatement of Rent in any circumstance under this Lease.

6. Letter of Credit; Security Deposit.

6.1 Letter of Credit. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord a letter of credit in the amount of $597,600 subject to and in accordance with the terms and conditions set forth on Exhibit E.

6.2 Replacement Security Deposit. If at the end of Lease Month 90, Tenant satisfies the requirements for the Second Letter of Credit Reduction (defined on Exhibit E), and replaces the Letter of Credit with the cash Security Deposit in accordance with Section 1.1 of Exhibit E, the terms of this Section 6.2 shall apply to the cash Security Deposit. Landlord shall have the right to use all or any part of the Security Deposit to cure any Default by Tenant under this Lease or to compensate Landlord for any damage sustained by it resulting from such Default. In the event of any such application of the Security Deposit, Tenant shall, on demand, immediately pay to Landlord the amount necessary to replenish the Security Deposit to the original amount deposited with Landlord. If Tenant is not in Default at the expiration or termination of this Lease, Landlord shall, within thirty (30) days after the expiration or earlier termination of this Lease, return the remaining Security Deposit to Tenant, less any amounts necessary to satisfy any remaining obligations of Tenant under this Lease, including without limitation Tenant's payment obligations under Section 8.3, and Tenant's obligation to return the Premises to their original condition, reasonable wear and tear excepted. In the event this Lease is terminated before the end of the Term for any reason, any Rent paid for any period after the date of such termination shall be treated as an addition to the Security Deposit. Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord may maintain the Security Deposit separate from Landlord's general funds or may commingle the Security Deposit with other funds of Landlord. No interest shall accrue for Tenant on the Security Deposit.

7. Use of Premises.

7.1 Use. Tenant shall use the Premises only for general office purposes. The Premises may not be used for any other purpose without Landlord's written consent.

7.2 Prohibited Uses. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the cost of or affect any fire or other insurance upon the Building or any part thereof or any of its contents, or cause cancellation of any insurance policy covering the Building or any part thereof or any of its contents.

7.3 No Waste or Nuisance. Tenant shall not commit or suffer to be committed any waste, damage or nuisance in or upon the Premises. Tenant shall not do or permit anything to be done in or about the Premises that will obstruct or interfere with the rights of other tenants or occupants of the Building or injure them or their property, or use or allow the Premises to be used for any unlawful purpose (including, without limitation, any use that is lawful under Washington law but unlawful under federal law). Tenant shall not, without the prior written consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise or vibration. Tenant shall not place any boxes, cartons or other rubbish in the corridors or other Common Areas (defined in Section 9), Building or Property. Tenant shall use due care in the use of the Premises and of the Common Areas, Building or Property, and shall not neglect or misuse water fixtures, electric lights and heating and air-conditioning apparatus.

7.4 Compliance with Law. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any applicable law, statute, ordinance, or governmental rule or regulation, now or hereafter in force ("Laws"). Tenant shall at its sole cost and expense promptly comply with all Laws, including without limitation the Americans with Disabilities Act.

7.5. Rules and Regulations; Governing Property Documents. Tenant shall comply with the Rules set forth on Exhibit F attached hereto (the "Rules") in addition to all other terms of this Lease and any other restrictive covenants and obligations created by private contracts or of public record which affect the use and operation of the Premises or Common Areas, now or hereafter in force. Landlord shall have the right, by notice to Tenant or by posting at the Building, to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Building or Property, or the promotion of safety, care, efficiency, cleanliness or good order therein. Nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant or visitor of the Building or Property, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance.

7.6 Maintenance of Premises. Tenant shall maintain and repair the Premises in neat, clean, sanitary and good condition, including, without limitation, maintaining and repairing all walls, storefronts (if applicable), ceilings, doors, windows and fixtures, Premises' specific systems and equipment, and interior plumbing serving the Premises as well as any damage to the Building, Property or Premises caused by Tenant, its agents, employees or invitees. If Tenant shall fail to keep and preserve the Premises in said condition and state or repair, Landlord may, at its option (but with no obligation) put or cause the same to be put into the condition and state of repair agreed upon, and in such case Tenant, on demand, shall pay the cost thereof.

7.7 Certain Prohibited Uses. Notwithstanding anything in this Lease to the contrary, no drugs or other substances that are illegal under any applicable Law are permitted in the Premises, in the Building, or on the Property. Moreover, regardless whether the following uses are prohibited under applicable Laws, the following uses of the Premises are prohibited under

this Lease: the sale, distribution or display of marijuana or other recreational drugs or any paraphernalia commonly used in the use or ingestion of such drugs.

7.8 Personal Property Taxes. Tenant shall pay prior to delinquency all personal property taxes payable with respect to all property of Tenant located on the Premises or the Building and promptly upon request of Landlord shall provide satisfactory evidence of such payment. "Personal property taxes" under this Section 7.8 shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.

8. Additional Rent for Operating Expenses.

8.1 Taxes and Expenses. Tenant shall pay Landlord "Tenant's Share of Taxes" and "Tenant's Share of Expenses" in the manner described below. All such charges shall be deemed to constitute "Additional Rent" which shall be deemed to accrue uniformly during the fiscal year in which the payment is due.

8.1.1 During each year after the Base Year set forth in Section 1, Tenant agrees to pay as Additional Rent for the Premises, Tenant's Share (as set forth in Section 1) of all increases in Taxes and Expenses incurred by Landlord in the operation of the Building and Property, over the amount of Taxes and Expenses incurred by Landlord in the operation of the Building and the Property during the Base Year. For purposes of this Lease, "Tenant's Share" shall mean the ratio between the rentable area of the Premises and the rentable area of the Building, which amount is set forth in Section 1. Tenant's Share is subject to adjustment as set forth in Section 8.1.8.

8.1.2 For each year following the Base Year, Landlord shall give Tenant a written estimate of the anticipated increases in Taxes and Expenses over the Base Year and Tenant's Share of such increases. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance, without deduction or offset, on or before the first day of each calendar month, with the monthly installment of Base Rent payable pursuant to Section 5.1 above. After the end of each fiscal year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual increases over the Base Year in the Taxes and Expenses incurred by Landlord during the applicable fiscal year and Tenant's Share thereof. If the statement shows Tenant's Share of the actual increases exceeds the amount of Tenant's estimated payments, within thirty (30) days after receiving the statement, Tenant shall pay the amount of the deficiency to Landlord. If the statement shows Tenant has overpaid, the amount of the excess shall be credited against installments next coming due under this Section 8; provided, however upon the expiration or earlier termination of the Term, if Tenant is not then in default under this Lease, Landlord shall refund the excess to Tenant.

8.1.3 If at any time during any year of the Term (other than the Base Year) the Taxes applicable to the Building and Property change and/or any information used by Landlord to calculate the estimated Expenses changes, Tenant's estimated share of such Taxes and/or Expenses, as applicable, may be adjusted accordingly effective as of the month in which such changes become effective, by written notice from Landlord to Tenant of the amount or estimated amount of the change, the month in which effective, and Tenant's Share thereof. Tenant shall pay such increase to Landlord as a part of Tenant's monthly payments of estimated Taxes or Expenses as provided above, commencing with the month following the month in which Tenant is notified of the adjustment.

8.1.4 For purposes of this Lease, the term "Expenses" means all costs of and expenses paid or incurred by Landlord for maintaining, operating, repairing, replacing and administering the Building and Property, and all facilities and Systems and Equipment, including reasonable management fees and costs, management office rents or reasonably allocated management office rents, amortization of capital costs and allocations of any shared costs. The foregoing is intended to be construed as broadly as possible to include all conceivable costs incurred by Landlord. The following shall be excluded from Expenses ("Expense Exclusions"): (i) expenses incurred by Landlord in connection with the leasing of space to individual tenants in the Building; (ii) damage and repairs attributable to fire or other casualty to the extent Landlord is compensated therefor by insurance proceeds; (iii) executive salaries or salaries above the level of director; (iv) Landlord's general overhead expenses not related to the Building; (v) legal fees and other expenses incurred in connection with disputes between Landlord and other tenants of the Building or associated with the enforcement of the terms of any leases with other tenants or the defense of Landlord's title to or interest in the Building or any part thereof; (vi) costs (including permit, license and inspection fees) incurred in improving or altering space for other tenants; (vii) cost of any service provided to Tenant or other occupants of the Building for which Landlord is reimbursed; (viii) ground lease rent and mortgage related costs; (ix) costs actually reimbursed by insurance, warranties or other third parties; (x) costs of charitable or political contributions; (xi) costs of sale, refinancing of all or any part of the Building or any interest in Landlord; and (xii) organizational expenses incurred in connection with the creation of the legal entity which constitutes Landlord.

8.1.5 For purposes of this Lease, the term "Taxes" means all real estate taxes or personal property taxes and other taxes, surcharges and assessments, unforeseen as well as foreseen, which are levied with respect to the Building and Property and any improvements, fixtures and equipment and other property of Landlord, real or personal, located in the Building or on the Property and used in connection with the operation of the Building or Property and any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes. The term "Taxes" shall also include (i) any rental, excise, sales, transaction, privilege, or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord's business of leasing the Premises, excepting only net income, inheritance, gift and franchise taxes, and (ii) any and all reasonable costs, expenses and reasonable attorneys' fees paid or incurred by Landlord in connection with any proceeding or action to contest in whole or in part, formally or informally, the imposition, collection or validity of any of the foregoing taxes, assessments, charges or fees.

8.1.6 Notwithstanding anything to the contrary contained above, Landlord shall have the right, from time to time, to equitably allocate some or all of the Expenses among different portions or occupants of the Building ("Cost Pools"), in good faith and in its reasonable discretion. The Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool reasonably, in good faith and in an equitable manner.

8.1.7 If the Building is not fully occupied during any fiscal year, Landlord will, in accordance with industry standard accounting and management practices, determine the amount of variable Taxes and Expenses (i.e. those items which vary according to occupancy levels) that would have been paid had the Property been fully occupied, and the amount so determined shall be deemed to have been the amount of Taxes and Expenses for such year.

8.1.8 If the rentable area of the Premises or Building shall change, Tenant's Share shall thereupon become the rentable area of the Premises divided by the rentable area of the Building, excluding any parking facilities. Tenant acknowledges that the "rentable area of the Premises" under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas, all as reasonably determined by Landlord. Except as provided expressly to the contrary herein, the "rentable area of the Building" shall include all rentable area of all space leased or available for lease at the Building, which Landlord may reasonably redetermine from time to time, to reflect reconfigurations, additions or modifications to the Building.

8.2 Prorations. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Section 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay amounts under this Section 8 towards Taxes and Expenses for the first and final years of the Term shall be prorated on a per diem basis to reflect the portion of such fiscal years included in the Term.

8.3 Payments After Lease Term Ends. Tenant's obligations to pay its share of Taxes and Expenses (or any other amounts) as provided in this Lease accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before, or any time after, such expiration or termination. Tenant shall pay the full amount of such estimate, and any additional amount due after the actual amounts are determined, in each case within ten (10) days after Landlord sends a statement therefor. If the actual amount is less than the amount Tenant pays as an estimate, Landlord shall refund the difference within thirty (30) days after such determination is made.

8.4 Landlord's Accounting Practices and Records. Unless Tenant takes exception by notice to Landlord within thirty (30) days after Landlord provides any statement to Tenant for any item of Additional Rent, such statement shall be considered final and binding on Tenant (except as to additional Expenses or Taxes not then known or omitted by error). If Tenant takes exception by notice within such time, Landlord may seek confirmation from Landlord's independent certified public accountant as to the proper amount of Taxes and Expenses determined in accordance with sound accounting practices. In such case: (i) such confirmation shall be considered final and binding on both parties (except as to additional expenses or taxes not then known or omitted by error), and (ii) Tenant shall pay Landlord for the cost of such confirmation, unless it shows that Taxes and Expenses were overstated by at least five percent (5%). Pending resolution of any such exceptions, Tenant shall pay all amounts shown on such Landlord's statement, subject to credit, refund or additional payment after any such exceptions are resolved.

9. Common Areas.

9.1 Use of Common Areas. Provided Tenant is not in Default under the Lease and subject to the other terms and conditions of this Lease, Tenant shall have the right to use the Common Areas on a non-exclusive basis with Landlord and other tenants in the Building

and their respective officers, employees, guests, invitees and agents. Landlord shall have the right to establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use, and operation of the Common Areas; and to make changes to the Common Areas, including without limitation changes in the location of lobbies, driveways (if any), entrances, exits, vehicular parking spaces and parking areas (if any), pedestrian and bicycle trail areas, or the direction of the flow of traffic.

9.2 Definition of Common Areas. In this Lease, "Common Areas," means the portions of the Building and Property which are provided by Landlord, from time to time, for use in common by Landlord, Tenant and any other tenants of the Building, and excludes, without limitation, the Premises and the premises leased or available for lease to other tenants. Common Areas include, without limitation, the Building's common entrances, lobbies, restrooms, elevators, stairway and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and mechanical and electrical systems for the Building.

10. Landlord's Maintenance Obligations. Landlord shall maintain, in good condition, the Common Areas, the structural parts of the Building (which includes only the foundations, bearing and exterior walls, subflooring, gutters, downspouts, and the roof of the Building) and the Building Systems and Equipment; provided, in the event any such replacements, repairs or maintenance are caused by or result from Tenant's excessive or improper use or occupation thereof or which are caused by or result from the negligence or improper conduct of Tenant, its agents, employees or invitees, the cost of such repairs shall be paid solely by Tenant within ten (10) days of notice from Landlord.

11. Utilities and Services.

11.1 Standard Landlord Utilities and Services. Landlord shall provide Tenant the following utilities and services:

11.1.1 Elevator service during normal business hours of the Building and the service of at least one elevator during all other hours.

11.1.2 Heating and cooling to maintain a temperature condition which in Landlord's judgment provides for comfortable occupancy of the Premises under normal business operations from 7:00 a.m. to 6:00 p.m. Monday through Friday, but not Saturdays or Sundays or those legal holidays generally observed in the State of Washington, provided Tenant complies with Landlord's instructions regarding use of window coverings and thermostats and Tenant does not utilize heat generating machines or equipment which affect the temperature otherwise maintained by the air cooling system. Upon request Landlord shall make available at Tenant's expense after-hours heat or air cooling. The minimum use of after-hours heat or air cooling and the cost thereof shall be determined by Landlord and confirmed in writing to Tenant, as the same may change from time to time.

11.1.3 Water for drinking, lavatory, and toilet purposes.

11.1.4 Electricity for Building-standard overhead office lighting fixtures, and equipment and accessories customary for offices (up to 280 hours per month), where: (a) the connected electrical load of all of the same does not exceed an average of 4 watts per usable square foot of the Premises (or such lesser amount as may be available, based on the safe and lawful capacity of the electrical circuit(s) and facilities serving the Premises), (b) the electricity is at nominal 120 volts, single phase (or 110 volts, depending on available service in the Building), and (c) the systems and equipment are suitable, the safe and lawful capacity thereof is not

exceeded, and sufficient capacity remains at all times for other existing and future tenants, as determined in Landlord's reasonable discretion.

11.1.5 Janitorial service as customary for comparable buildings within the market, which includes vacuum cleaning of carpets and cleaning of Building-standard vinyl composition tile, but does not include other services with respect to carpets or non-standard floor coverings.

11.1.6 Replacement of burned out fluorescent lamps in light fixtures which are standard for the Building. Burned out lamps or other light sources in fixtures which are not standard for the Building will be replaced by Landlord at Tenant's expense.

11.2 Interruptions. Landlord shall use reasonable diligence to remedy an interruption in the furnishing of such services and utilities (any such interruption, a "Utility Interruption"). If, however, any governmental authority imposes regulations, controls or other restrictions upon Landlord or the Building which would require a change in the services provided by Landlord under this Lease, Landlord may comply with such regulations, controls or other restrictions, including without limitation, curtailment, rationing or restrictions on the use of electricity or any other form of energy serving the Premises. Tenant will cooperate and do such things as are reasonably necessary to enable Landlord to comply with such regulations, controls or other restrictions.

11.3 Non-Standard Usage. Whenever heat generating machines or equipment or lighting other than Building-standard lights are used in the Premises by Tenant which affect the temperature otherwise maintained by the air cooling system, Landlord shall have the right to install supplementary air cooling units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon billing by Landlord. Landlord may impose a reasonable charge for utilities and services, including without limitation, air cooling, electric current and water, required to be provided the Premises by reason of (a) any substantial recurrent use of the Premises at any time other than the hours of 8:00 a.m. to 6:00 p.m. Monday to Friday, (b) any use beyond what Landlord agrees to furnish as described above, (c) electricity used by equipment designated by Landlord as high power usage equipment or (d) the installation, maintenance, repair, replacement or operation of supplementary air cooling equipment, additional electrical systems or other equipment required by reason of special electrical, heating, cooling or ventilating requirements of equipment used by Tenant at the Premises. At Landlord's option, separate meters for such utilities and services may be installed for the Premises, and Tenant, upon demand therefor, shall immediately pay Landlord for the installation, maintenance, repair and replacement of such meters.

12. Limits on Landlord's Liability. Landlord's liability with respect to its obligations under Section 10 and 11 above ("Service Obligations") and with respect to Utility Interruptions is subject to the following limitations:

12.1 Circumstances Beyond Control. Landlord does not warrant that any of the Service Obligations will be free from interruption. Landlord shall not be liable for any failure of its Service Obligations ("Service Failure") or for any Utility Interruption when such Service Failure or Utility Interruption is caused by (i) strikes, lockouts or other labor disturbance or labor dispute of any character, (ii) governmental regulation, moratorium or other governmental action, (iii) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel from the providers thereof, (iv) acts of God or (v) any other cause beyond Landlord's reasonable control.

12.2 No Abatement of Rent or Constructive Eviction. Tenant shall not be entitled to any abatement or reduction of Rent by reason of any Service Failure or Utility Interruption, no

eviction of Tenant shall result from any Service Failure or Utility Interruption, and Tenant shall not be relieved from the performance of any obligation in this Lease because of any Service Failure or Utility Interruption. Notwithstanding the foregoing or any other provision of this Lease to the contrary, in the event of a Service Failure or Utility Interruption, Tenant shall be entitled to an equitable abatement of Rent if: (i) the cure is within Landlord's reasonable control; (ii) the interruption was not caused by Tenant or Force Majeure; (iii) the interruption relates to essential services; (iv) the interruption exceeds five (5) consecutive days; (v) a material portion of the Premises is rendered untenantable; and (vi) Tenant ceases conducting business in the portion of the Premises that is untenantable. The abatement shall be proportional to the affected square footage within the Premises, shall commence on the sixth (6th) consecutive day after the Premises are rendered untenantable, and shall end when such Service Failure or Utility Interruption ceases.

12.3 No Consequential Damages. Landlord shall not be liable for any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building, the Premises, the Property, or the Common Areas, or to fixtures, appurtenances, and equipment therein (including without limitation in accordance with Section 10 or Section 20.2), or a Service Failure or Utility Interruption. Without limiting the generality of this Section 12, in no event shall Landlord have any liability for consequential damages resulting from any act or omission of Landlord related to its Service Obligations, even if Landlord has been advised of the possibility of such consequential damages.

13. Alterations and Additions by Tenant; Liens and Insolvency.

13.1 Alterations and Additions by Tenant. Tenant shall not make any additional improvements or alterations to the Premises ("Alterations") without first obtaining the prior written consent of Landlord. Any Alterations by Tenant shall be done at Tenant's expense, in conformity with plans and specifications approved by Landlord, by contractors approved by Landlord (provided, that Landlord may require that such Alterations be performed by Landlord's employees or contractor(s) employed by Landlord), and subject to Landlord's reasonable rules and regulations regarding such construction. In addition, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require. Tenant expressly acknowledges and agrees that Tenant shall not be entitled to make any Alterations (including without limitation installation of telecommunication wires and cables) that would permanently alter or damage any of the structural elements of the Building (including wood beams, brick walls, ceilings, and/or floors). All Alterations performed shall be done lien-free in a workmanlike manner and shall become the property of Landlord. Landlord may require that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to 150% of the estimated cost of the Alterations. Any Alterations so made shall remain on and be surrendered with the Premises upon expiration or earlier termination of this Lease, except that Landlord may, by written notice to Tenant prior to the end of the Term or given following any earlier termination of this Lease, elect to require Tenant to remove any or all Alterations at Tenant's sole costs and expense. Landlord shall not unreasonably withhold its consent to Tenant's proposed Alterations if the conditions of this Section 13 are satisfied.

13.2 Liens and Insolvency. Tenant shall keep the Premises, Building and Property free from any liens arising out of any work performed, materials ordered or obligations incurred by Tenant. Landlord shall have the right at all reasonable times to post on the Premises any notices which it deems necessary for its protection from such liens. If such liens are filed, then unless such liens are removed or bonded around to Landlord's satisfaction within 14 days of Landlord's notice to Tenant, Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any of its obligations

hereunder, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord on demand, any reasonable sum paid by Landlord to remove such liens, together with interest at the Default Rate.

14. Insurance; Indemnity.

14.1 Tenant Waiver. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for injury or damage to any person or property in or about the Premises, Building, Property or Common Areas by or from any cause whatsoever, including without limitation any acts or omissions of any other tenants, licensees or invitees of the Building.

14.2 Indemnity. Tenant shall indemnify, defend (using legal counsel reasonably acceptable to Landlord) and save Landlord harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Landlord's personnel and overhead costs and reasonable attorneys' fees and other costs incurred in connection with claims) (collectively, "Claims"), regardless of whether such Claims involve litigation, resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to any property arising out of or in connection with (i) Tenant's occupation, use or improvement of the Premises, or that of its employees, agents or contractors, (ii) Tenant's breach of its obligations hereunder or (iii) any act or omission of Tenant or any subtenant, licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest or invitee of Tenant, or of any such entity in or about the Premises. In compliance with RCW 4.24.115 as in effect on the Effective Date of this Lease, all provisions of this Lease pursuant to which a party ("Indemnifying Party") agrees to indemnify the other party ("Indemnified Party") against liability for damages arising out of bodily injury to persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises or Building, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnified Party, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (1) the Indemnifying Party or the Indemnifying Party's agents or employees, and (2) Indemnified Party or the Indemnified Party's agents or employees, shall apply only to the extent of the negligence of Indemnifying Party or the Indemnifying Party's agents or employees; PROVIDED, HOWEVER, the limitations on indemnity set forth in this Section 14.2 shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section if no longer required by then applicable law. **FOR THE SOLE PURPOSE OF GIVING FULL FORCE AND EFFECT TO THE INDEMNIFICATION OBLIGATIONS UNDER THIS LEASE AND NOT FOR THE BENEFIT OF ANY EMPLOYEES OF TENANT OR ANY THIRD PARTIES UNRELATED TO THE PARTIES INDEMNIFIED UNDER THIS LEASE, TENANT SPECIFICALLY AND EXPRESSLY WAIVES ANY IMMUNITY THAT MAY BE GRANTED IT UNDER THE WASHINGTON STATE INDUSTRIAL INSURANCE ACT, TITLE 51 RCW.** This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. As used in any Section of this Lease establishing indemnity or release of Landlord, "Landlord" shall include Landlord, its property manager if any, and their respective managers, members, partners, officers, agents, employees and contractors, and "Tenant" shall include Tenant and any person or entity claiming through Tenant.

14.3 Landlord's Responsibility; Tenant's Remedies. The exculpation, release and indemnity provisions of Sections 14.1 and 14.2 shall not apply to the extent the subject claims thereunder were caused by Landlord's gross negligence or willful misconduct. In no event shall (i) Landlord be liable to Tenant for lost profits, business interruption or other consequential damages, and (ii) Tenant have the right of self-help to perform repairs or

any other obligation of Landlord, or the right to withhold or set-off Rent, or terminate this Lease, and Tenant hereby expressly waives the benefit of any Laws to the contrary.

14.4 Tenant's Insurance. During the term of this Lease, Tenant, at its sole cost and expense, shall continuously maintain the following types of insurance coverage: (i) "All Risk" or Causes of Loss - Special Form Property insurance, including wind and flood coverage, covering Tenant's leasehold improvements to the Premises, furniture, fixtures, equipment, inventory and other personal property located on the Premises in an amount of not less than one hundred percent (100%) insurable replacement value with no coinsurance penalty, with an Ordinance of Law endorsement, and with replacement cost coverage to protect against loss of owned or rented equipment and tools brought onto or used at the Property by Tenant, and Business Income and Extra Expense insurance covering a minimum period of twelve (12) months; (ii) workers' compensation insurance in an amount equal to at least the minimum statutory amount required in the State of Washington, and employer's liability insurance with limits not less than $1,000,000 per employee, $1,000,000 per incident and $1,000,000 per policy; and (iii) commercial general liability (CGL) insurance (on a form at least as broad as the ISO CG 00 01) insuring Tenant against any liability arising out of its use, occupancy or maintenance of the Premises or Building, or the business operated by Tenant pursuant to the Lease, fire legal liability and advertising injury liability damage with a per-occurrence limit of no less than $4,000,000 (or, in the alternative, a primary CGL policy combined with an Excess Limits (Umbrella) Policy, together in the amount of no less than $4,000,000). The amount of any deductible or self-insured retention for the coverages described in (i) and (iii) shall not exceed Five Thousand Dollars ($5,000.00), and any deductible or self-insurance provisions under any other insurance policies required to be maintained by Tenant shall be subject to Landlord's prior written approval, such approval not to be unreasonably withheld.

14.5 Policies.

14.5.1 All insurance required to be carried by Tenant hereunder shall include the following provisions: (a) shall name Landlord, Landlord's property manager, and Landlord's lender (if any) as additional insureds; (b) shall release Landlord (and its property manager and lender, if any) from any claims for damage to business or to any person or the Premises, the Building and the Property and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises, caused by or resulting from risks insured against under any insurance policy carried by Tenant in force at the time of such damage; (c) shall be issued by Insurance companies authorized to do business in the State of Washington, with policyholder ratings not lower than "A-" and financial ratings not lower than "VII" in Best's Insurance Guide (latest edition in effect as of the date of this Lease and subsequently in effect as of the date of renewal of the required policies); (d) shall be issued as (and separately endorsed as) a primary and noncontributory policy as such policies apply to Landlord (except for workers compensation); and (e) shall contain an endorsement requiring at least thirty (30) days prior written notice of cancellation to Landlord and Landlord's lender (if any), before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver certificates of such policies together with evidence of payment of all current premiums to Landlord within thirty (30) days of execution of this Lease; provided, if such certificates do not on their face evidence such terms, Tenant shall also provide full copies of such endorsements or policies as necessary to evidence that all of the coverage requirements of this Section 14 have been satisfied by Tenant. Any certificate of insurance shall designate Tenant as the insured, specify the Premises location, list Landlord (and its property manager and lender, if any) as additional insureds (with the additional insured endorsement attached thereto), and list Landlord with Landlord's current address as "Certificate Holder." If certificates are supplied (rather than the policies), Tenant shall allow Landlord, at

all reasonable times, to inspect the policies of insurance required herein. Tenant shall take all necessary steps to renew all insurance at least thirty (30) days prior to such insurance expiration dates and shall provide Landlord a copy of the renewed certificate, prior to said policy's expiration date. If Tenant fails at any time to maintain the insurance required by this Lease, and fails to cure such default within five (5) business days of written notice from Landlord then, in addition to all other remedies available under this Lease and applicable law, Landlord may purchase such insurance on Tenant's behalf and the cost of such insurance shall be Additional Rent due within ten (10) days of written invoice from Landlord to Tenant.

14.5.2 It is expressly understood and agreed that the coverages required by this Section 14 represent Landlord's minimum requirements and such are not to be construed to void or limit Tenant's obligations contained in this Lease, including without limitation Tenant's indemnity obligations hereunder. Neither shall (a) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (b) the failure of any insurance company to pay claims occurring, nor (c) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant's indemnity obligations under this Lease or any other provision of this Lease. Landlord reserves the right to require Tenant provide evidence of any additional insurance as it reasonably deems appropriate, as well as the right to require an increase in the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time, but not in excess of the requirements of prudent landlords or lenders for similar tenants occupying similar premises in the Puget Sound metropolitan area. Tenant's occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant's obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant's obligations to provide the proper insurance.

14.6 Waiver of Subrogation. Landlord and Tenant release and relieve the other, and waive the entire right of recovery for loss or damage to property located within or constituting a part or all of the Premises, the Building or the Property to the extent that the loss or damage is actually covered (and claim amount recovered) by commercial insurance carried by either party and in force at the time of such loss or damage. This waiver applies whether or not the loss is due to the negligent acts or omissions of Landlord or Tenant, or their respective officers, directors, employees, agents, contractors, or invitees. Each of Landlord and Tenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided, however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

14.7 Notification of Accidents. Tenant shall promptly notify Landlord of any casualty or accident occurring in or about the Premises.

15. Destruction. If the Premises or the Building is destroyed by fire, earthquake, or other casualty to the extent that they are untenantable in whole or in part, then Landlord shall have the right but not the obligation to proceed with reasonable diligence to rebuild and restore the Premises or the Building or such part thereof. If Landlord elects not to rebuild, Landlord shall notify Tenant within 180 days after such destruction, after which this Lease shall terminate at the end of such 180-day period. If Landlord fails to notify Tenant within such period, then this Lease shall terminate as of the end of such period. During the period from destruction or damage until restoration (or termination of this Lease), Rent shall be abated in the same ratio as that portion of the Premises which Landlord determines is unfit for occupancy shall bear to the whole Premises. If damage is due to the fault or neglect of Tenant or its agents, employees, invitees,

or licensees, there shall be no abatement of Rent. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, paintings, floor covering, or any other improvements to the Premises installed by Tenant. If Landlord repairs or rebuilds the Premises under this Section 15, Tenant shall repair or rebuild any tenant improvements or Alterations. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, the property of Tenant, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration.

16. Condemnation. If all or part of the Premises are taken under power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession. If more than 25% of the floor area of Premises is taken by condemnation, Landlord or Tenant may, by written notice to the other within ten days after notice of such taking, terminate this Lease as to the remainder of the Premises as of the date the condemning authority takes possession. If Landlord or Tenant does not so terminate, this Lease shall remain in effect as to such remainder, except that the Rent shall be reduced in the proportion that the rentable floor area taken bears to the original rentable total floor area. However, if circumstances make abatement based on floor area unreasonable, the Rent shall abate by a reasonable amount to be determined by Landlord. In the event that neither Landlord nor Tenant elects to terminate this Lease, Landlord's responsibility to restore the remainder of the Premises shall be limited to the amount of any condemnation award allocable to the Premises, as determined by Landlord. Any award for the taking of all or part of the Premises under the power of eminent domain, including payment made under threat of the exercise of such power, shall be the property of Landlord, whether made as compensation for diminution in value of the leasehold or for the taking of the fee or as severance damages. Tenant shall only be entitled to such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right for the loss of or damage to improvements to the Premises installed by Tenant, for Tenant's trade fixtures and removable personal property and for Tenant's relocation or moving expenses. Landlord shall not be liable to Tenant for the loss of the use of all or any part of the Premises taken by condemnation.

17. Assignment and Subletting. Tenant shall not assign this Lease, or sublet the Premises or any part thereof, either by operation of law or otherwise, or permit any other party to occupy all or any part of the Premises (each, a "Transfer"), without first obtaining the written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Notwithstanding the foregoing, in the event of a proposed Transfer, Landlord will not unreasonably withhold its consent thereto if (a) Tenant is not then, nor has been, in Default, (b) the proposed transferee will continuously occupy and use the Premises for the term of the Transfer, (c) the use by the proposed transferee will be the same as Tenant's use of the Premises, (d) the proposed transferee is reputable and of sound financial condition, (e) the Transfer will not directly or indirectly cause Landlord to be in breach of any contractual obligation, (f) the proposed transferee is not a government agency, and (g) the proposed transferee is not an existing tenant or subtenant of any other premises located on the Property. Tenant shall propose such assignment or sublease by written notice to Landlord, and such notice shall specify an effective date which shall be the first day of a calendar month and shall be not less than sixty (60) days after the date of such notice. This Lease shall not be assignable by operation of law. Tenant shall further provide to Landlord other information and creditworthiness materials concerning any proposed assignee or sublessee as is requested by Landlord. If Landlord consents to a Transfer, Tenant shall pay to Landlord 100% of any Transfer Premium received by Tenant. "Transfer Premium" means all Base Rent, Additional Rent, or other consideration payable by the transferee in connection with the Transfer in excess of the Base Rent and Additional Rent payable by Tenant under this Lease (on a per rentable square foot basis if less than all of the Premises is the subject of the Transfer) less the out-of-pocket expenses actually incurred by Tenant in connection with the Transfer, including brokerage commissions and tenant improvement costs. In order for these costs to be deducted, Tenant shall furnish Landlord with its calculation of all such costs together with reasonable evidence they have been paid or incurred, within thirty (30) days after the effective date of the Transfer. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's actual and reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord, provided that such costs and expenses shall not exceed $2,500.00 for a

Transfer so long as no material modifications to the Lease are requested. No Transfer relating to this Lease, whether with or without Landlord's consent, shall relieve Tenant from any liability under this Lease.

18. Default.

18.1 Definition of Default. The occurrence of any one or more of the following events shall constitute a material default and breach of the Lease by Tenant ("Default"):

18.1.1 vacation or abandonment of all or any portion of the Premises (failure to occupy and operate the Premises for ten (10) consecutive days while in monetary default under this Lease shall conclusively be deemed an abandonment);

18.1.2 failure by Tenant to make any payment required as and when due;

18.1.3 failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease, other than the making of any payment, where such failure shall continue after thirty (30) days' written notice from Landlord;

18.1.4 failure to cure immediately upon notice thereof any condition which is hazardous, interferes with another tenant or the operation or leasing of the Property, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates; or

18.1.5 (a) Tenant, or any guarantor of this Lease ("Guarantor"), files for or is the subject of any reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against and not consented to by Tenant or such Guarantor, the same is dismissed within thirty (30) days); (b) Tenant's or any Guarantor's insolvency or failure, or admission of an inability, to pay debts as they mature, or (c) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord or any affiliate of Landlord which is not cured within the time permitted for cure thereunder.

Additionally, if Tenant violates the same term or condition of this Lease on two (2) occasions during any twelve (12) month period, Landlord shall have the right to exercise all remedies for any violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure.

19. Remedies in Default.

19.1 Landlord Remedies. In the event of any Default by Tenant, Landlord may, at any time without waiving or limiting any other right or remedy, do any one or more of the following: (i) re-enter and take possession of the Premises without terminating this Lease, (ii) terminate this Lease, and/or (iii) pursue any remedy allowed by law or equity.

19.2 Tenant Payment of Costs. Whether Landlord has elected to terminate this Lease or not, Tenant agrees to pay Landlord the cost of recovering possession of the Premises, the expenses of reletting, and any other costs or damages arising out of Tenant's Default, including without limitation the costs of removing persons and property from the Premises, the costs of preparing or altering the Premises for reletting, broker's commissions, and attorneys' fees.

19.3 Termination. In the event Landlord elects to terminate this Lease, Landlord shall be additionally entitled to recover from Tenant: (i) the award by a court having jurisdiction thereof of the amount by which the unpaid Rent and other charges and adjustments called for herein for the balance of the Term after the time of such award exceeds the amount of

such loss for the same period that Tenant proves could be reasonably avoided and (ii) that portion of any leasing commission and tenant improvement costs (if any) paid by Landlord applicable to the unexpired term of the Lease.

19.4 No Termination. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 19, or acceptance of Tenant's keys to or surrender of the Premises shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any reentry or termination, the liability of Tenant for the Rent shall continue for the balance of the Term, and Tenant shall make good to Landlord any deficiency arising from reletting the Premises at a lesser rent than the Rent provided for in this Lease. Tenant shall pay such deficiency each month as the amount thereof is ascertained by Landlord.

19.5 Landlord Election to Make Tenant Advances. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which Tenant is liable under this Lease, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure continues for a period of ten days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from its obligations or waiving or releasing any rights that Landlord may have, make any such payment or perform any other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Default Rate, from the date of such payment by Landlord, shall be deemed Additional Rent and shall be paid to Landlord on demand.

20. Rights Reserved by Landlord.

20.1 Access to Premises. Tenant shall permit Landlord to enter the Premises at all reasonable times for the purpose of inspecting, altering, and repairing the Premises and the Building and ascertaining compliance with the provisions of this Lease by Tenant. The existence or exercise of such right of access shall not be construed as imposing any obligation on Landlord to inspect, discover or correct or repair any condition in the Premises or the Building. Landlord may also show the Premises to prospective purchasers or tenants at reasonable times, provided that Landlord shall not materially interfere with Tenant's business operation.

20.2 Changes to Property. Landlord reserves the right to do the following with respect to the Property: (i) paint and decorate, (ii) perform repairs or maintenance, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise, in and to the Building or Property or any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof. In connection with such matters, Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. However, Landlord shall take reasonable steps to minimize any significant disruption to Tenant's business operation.

20.3 New Premises. Landlord reserves the right to substitute for the Premises other premises (herein referred to as the "new premises") in the Building, provided: (i) the new premises shall be similar to the Premises in size (with the Rent and any other rights and obligations of the parties based on the square footage of the Premises adjusted proportionately to reflect any decrease), (ii) Landlord shall provide the new premises in a condition substantially comparable to the Premises at the time of the substitution (and Tenant shall diligently cooperate in the preparation or approval of any plans or specifications for the new premises as requested by Landlord or Landlord's representatives), (iii) the parties shall execute an appropriate amendment to the Lease confirming the change within thirty (30) days after Landlord's request, and (iv) if Tenant shall already have taken possession of the Premises: (a) Landlord shall pay the direct, out of pocket, reasonable expenses of Tenant

in moving from the Premises to the new premises, and (b) Landlord shall give Tenant at least thirty (30) days' notice before making such change, and such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant. Tenant shall surrender and vacate the Premises on the date required in Landlord's notice of substitution, in the condition and as required under Section 23.

21. Signs. Landlord shall provide Tenant, at Landlord's sole cost, Tenant's initial Building standard signage on the lobby directory board and a Building standard suite entry placard in a manner consistent with other tenants in the Building. Any modifications to Tenant's signage on the lobby directory board or to the suite entry placard shall be at Tenant's sole cost and subject to Landlord's prior written consent. Tenant shall not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises any symbols, drapes, or other materials without the written consent of Landlord. Tenant shall observe and comply with the requirements of all Laws applicable to signage.

22. Parking. During the Term, Tenant shall have the right to purchase from Landlord up to ten (10) unreserved monthly parking permits for the license of unreserved parking stalls (one per permit) in the Building Garage at Landlord's then prevailing market rates as the same may be adjusted from time to time (current rate is $166.00 per month per space, payable in advance on the first day of each calendar month) and subject to the Rules attached hereto as Exhibit F. If Tenant does not purchase all such parking permits for the first (1st) month of the Lease Term, or Tenant initially purchases all such parking permits but thereafter fails to continuously purchase such parking permits for any subsequent month during the Lease Term, all of Tenant's rights hereunder to those parking permits not so purchased (or purchased and subsequently returned) shall forever terminate and Tenant shall have no further right to use, purchase (or re-purchase) such parking permits hereunder for the remaining Term of the Lease. Landlord shall have the right to establish, and Tenant shall cooperate with, a parking system in order to allow for use of the parking areas by all of the tenants of the Building. Such system may include designated parking stalls, parking stickers, access cards and gates or any other reasonable system.

23. Surrender of Premises; Hold-Over Tenancy.

23.1 Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and all the additions and alterations thereto, and leave the Premises broom clean and in good order and condition and repair, excluding ordinary wear and tear.

23.2 Removal of Personal Property. Prior to expiration or other termination of this Lease, except as otherwise specified herein or expressly permitted by Landlord in writing, Tenant shall remove, at its sole cost and expense (i) all personal property of Tenant on or about the Premises, including without limitation all Tenant's furnishings, fixtures, furniture, fittings, and equipment, (ii) all non-standard or specialty tenant improvements made to the Premises by Landlord or Tenant, (iii) all cabling, wiring and other related equipment installed by Tenant or a third party specifically for Tenant's use, and (iv) any Alterations required to be removed in accordance with Section 13.3. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises resulting from such removal. All property of Tenant remaining on the Premises after reentry or termination of this Lease shall conclusively be deemed abandoned and may be removed by Landlord. The cost of removal of such property shall be reimbursed by Tenant to Landlord upon demand, including, but not limited to court costs, reasonable attorneys' fees and storage and disposal charges relating to such property, and Landlord shall further be entitled to draw upon the Deposit to cover such costs. Landlord may store such property of Tenant in any place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of the owner thereof, with the right to sell such stored property without notice to Tenant. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the cost of removal and storage, if any, and third to the payment of any

other amounts that may then be due from Tenant to Landlord under this Lease, and any balance shall be paid to Tenant.

23.3 Delivery of Keys. Upon expiration or termination of this Lease, Tenant shall surrender all keys and access cards to the Premises and/or Building to Landlord at the place then fixed for payment of Rent and shall inform Landlord of all combination locks, safes, and vaults, if any, in the Premises.

23.4 Hold-Over Tenancy. If Tenant shall hold over after expiration or termination of the Term without Landlord's written consent, the Base Rent payable shall be 150% of the Base Rent payable in the last month prior to expiration or termination of the Term, and Tenant shall continue to pay Additional Rent, together with all damages sustained by Landlord on account thereof. The foregoing provisions, and Landlord's acceptance of any Rent, shall not serve as permission for Tenant to hold over, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with all provisions of this Lease), and Landlord shall have all remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable Laws.

24. Financial Statements. Tenant shall furnish to Landlord from time to time, within 30 days of request and in a form reasonably satisfactory to Landlord, Tenant's annual and quarterly financial statements for Tenant's immediately prior fiscal year and quarter, which financial statements shall include at a minimum a balance sheet, income statement and statement of cash flows, or the equivalent. Tenant shall accompany such statements with a certificate from its chief financial officer or an independent certified public accountant that the statements fairly present the financial condition and results of operations of Tenant as of and for the period ending on the date of such statements. Landlord shall not request financial statements under this Section more than once each calendar year unless requested in connection with a sale, transfer, financing or refinancing. Notwithstanding the foregoing, so long as the original named Tenant (i.e., Harbor Custom Development, Inc.) is the Tenant hereunder and makes available to the public (at its website) audited financial statements, Landlord agrees to accept the same in satisfaction of Tenant's obligation to provide financial statements hereunder.

25. Estoppel Certificates. Tenant shall execute, within ten business days following Landlord's request, a certificate in such reasonable form as may be required by Landlord or a prospective purchaser, mortgagee or trust deed beneficiary, or Landlord's successor after a sale or foreclosure, certifying: (i) the Commencement Date of this Lease, (ii) that the Lease is unmodified and in full force and effect (or if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) that there have been no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement, (iv) the dates to which the Base Rent, Additional Rent and other charges have been paid, and (v) any other information reasonably requested by the requesting party. Such certificate may be relied upon by Landlord and/or such other requesting party. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except to the extent represented by Landlord, that there are no uncured defaults in Landlord's performance under this Lease, and that not more than one month's Rent has been paid in advance. Tenant's failure to deliver said statement within ten business days of request shall constitute Tenant's Default.

26. Subordination. Tenant agrees that this Lease shall be subordinate to the lien of any mortgages, deeds of trust, or ground leases now or hereafter placed against the Property or Building, and to all renewals and modifications, supplements, consolidations, and extensions thereof. Notwithstanding the foregoing, Landlord reserves the right, however, to subordinate or cause to be subordinated any such mortgage, deed of trust or ground lease to this Lease. Upon a foreclosure or conveyance in lieu of foreclosure under such mortgage or deed of trust, or a termination of such ground lease, and a demand by Landlord's successor, Tenant shall attorn to and recognize such successor as Landlord under this Lease. The foregoing subordination and attornment provisions

are self-operative. Tenant shall execute and deliver within ten business days following Landlord's request any instruments confirming or further evidencing such subordination or attornment; provided, however that Tenant shall be entitled to condition its delivery of such instruments on receipt from the lender or ground lessor of what is commonly known as a "nondisturbance" agreement which is intended to protect Tenant's right to possession under this Lease for so long as Tenant complies with the terms and conditions of this Lease. All subordination, non-disturbance and attornment instruments and agreements under this Section 26 shall be substantially in such standard form and substance as the lender or ground lessor at that time typically uses with comparable tenants.

27. Quiet Enjoyment. Provided Tenant observes its obligations under this Lease, its quiet enjoyment of the Premises throughout the Term shall not be disturbed.

28. Condition of Premises. By taking possession of the Premises, Tenant accepts the Premises as being in good, sanitary order, condition and repair, and further accepts all aspects of the Premises, Building and Property in their present condition, AS IS, including latent defects, without any representations or warranties, express or implied, from Landlord.

29. Hazardous Substances.

29.1 Tenant Obligations. Tenant shall not, without first obtaining Landlord's prior written approval, generate, release, store, deposit, transport, or dispose of (collectively "Release") any hazardous substances, sewage, petroleum products, hazardous materials, toxic substances or any pollutants or substances, defined as hazardous or toxic in applicable federal, state and local laws and regulations ("Hazardous Substances") in, on or about the Premises. In the event, and only in the event, Landlord approves in writing a Release of Hazardous Substances on the Premises, such Release shall occur safely and in compliance with all applicable federal, state, and local laws and regulations.

29.2 Tenant Indemnity. Tenant shall indemnify and defend (with counsel approved by Landlord) Landlord, and hold Landlord harmless, from and against any and all claims, liabilities, losses, damages, cleanup costs, and expenses (including reasonable attorneys' fees) arising out of or in any way relating to the Release by Tenant or any of its agents, representatives, employees or invitees, or the presence of any Hazardous Substances in, on or about the Premises occurring as a result of or in connection with Tenant's use or occupancy of the Premises at any time after the Commencement Date.

29.3 Landlord Inspection. Landlord shall have the right from time to time to enter the Premises, Building and Property and inspect the same for the presence of Hazardous Substances and compliance with the provisions of this Section 29 and inspect the Premises, Building and Property. Landlord may cause tests to be performed for Hazardous Substances on the Premises from time to time. Tenant shall bear the cost of the first such test in any calendar year and any other such test that occurs upon a reasonable suspicion by Landlord that there may be Hazardous Substances in the Premises in violation of Tenant's obligations under this Lease.

29.4 Survival. The provisions of this Section 29 shall survive the expiration or termination of this Lease with respect to any occurrences during the Term.

30. Brokers. Each party represents and warrants to the other that, except for the broker(s) identified in Section 1, it has not had dealings with any real estate broker other, agent or salesperson with respect to this Lease that would cause the other party to have any liability for any commissions or other compensation to such broker, agent or salesperson, and that no such broker, agent or salesperson has asserted any claim or right to any such commission or other compensation. Such representing party shall defend and indemnify the other party and hold the other party harmless

from and against any and all loss, cost, liability, damage and expense (including reasonable attorneys' fees) whatsoever that may arise out of the breach of such representation and warranty.

31. Notices. All notices under this Lease shall be in writing. Notices shall be effective (i) when deposited with a nationally recognized overnight delivery service such as FedEx, (ii) when mailed by certified mail, return receipt requested, postage prepaid, or (iii) when personally delivered, in each case to the address of the receiving party set forth in Section 1. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein. Either party may change its address for notices by notice to the other from time to time.

32. Definitions.

32.1 "Default Rate" shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

32.2 "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity, or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Building, except to the extent that any of the same serves particular tenants exclusively (and "systems and equipment" without capitalization shall refer to such of the foregoing items serving particular tenants exclusively).

33. General Provisions.

33.1 Attorneys' Fees. In the event Landlord reasonably requires the services of any attorney in connection with any Default or violation by Tenant of the terms of this Lease or the exercise by Landlord of its remedies for any Default by Tenant under this Lease, or a request by Tenant for Landlord's waiver of any terms of this Lease or extension of time to perform or pay any obligation of Tenant under this Lease, Tenant shall promptly on demand reimburse Landlord for its reasonable attorneys' fees incurred in such instance. In the event of any litigation, arbitration or other proceeding (including proceedings in bankruptcy and probate and on appeal) brought to enforce or interpret or otherwise resolve a dispute arising under this Lease, the substantially prevailing party therein shall be entitled to the award of its reasonable attorneys' fees, witness fees, and court costs incurred therein and in preparation therefor.

33.2 Governing Law; Venue. This Lease shall be governed by and construed in accordance with the internal laws of the State of Washington (without reference to choice of law principles) and venue for all disputes shall be in King County, Washington.

33.3 Cumulative Remedies. No remedy or election under this Lease shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

33.4 Exhibits; Addenda. Exhibits, Riders and Addenda, if any, affixed to this Lease are a part of and incorporated into this Lease.

33.5 Interpretation. This Lease has been submitted to the scrutiny of all parties hereto and their counsel, if desired, and shall be given a fair and reasonable interpretation in accordance

with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

33.6 Joint Obligation. If there is more than one Tenant under this Lease, the obligations hereunder imposed upon Tenants shall be joint and several.

33.7 Light, Air, and View. Landlord does not guarantee the continued present status of light, air, or view in, to or from the Premises.

33.8 Measurements. All measurements of the Premises stated in this Lease, even if approximations, shall govern and control over any actual measurement of the Premises and reflect the inclusion of a load factor for the Building.

33.9 Name. Tenant shall not use the name of the Building for any purpose other than as an address of the business conducted by the Tenant in the Premises. The name of the Building may at any time be changed by Landlord.

33.10 Prior Agreements; Amendments. This Lease is the full, final and complete expression of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings, promises or representations, oral or otherwise, pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

33.11 Recordation. Tenant shall not record this Lease or a short form memorandum of this Lease without the prior written consent of Landlord.

33.12 Liability. Tenant agrees to look only to the equity of Landlord in the Building and Property and not to Landlord personally with respect to any obligations or payments due or which may become due from Landlord hereunder, and no other property or assets of Landlord or any partners, officers, directors, of Landlord shall be personally liable in connection with this Lease. As used in this Lease, Landlord's agents, representatives, contractors, licensees, invitees and guests shall not be deemed to include other tenants in the Building or the officers, employees, agents, representatives, contractors, licensees, invitees, guests, customers or clients of such other tenants.

33.13 Severability. That any provision of this Lease is invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision of this Lease and such other provision shall remain in full force and effect.

33.14 Time. Time is of the essence of this Lease and each of its provisions.

33.15 Waiver. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord's duly authorized representatives. The waiver by either party of any provision of this Lease shall not be deemed to be a waiver of such provision or any other provision, in any subsequent instance. The acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding Default or breach by Tenant under this Lease, whether known or unknown to Landlord, other than the failure of the Tenant to pay the particular Rent so accepted.

33.16 Force Majeure. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), if either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor

or materials or reasonable substitutes therefor, acts of God, governmental restriction, regulation or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage, fire or other casualty, or any other condition beyond the reasonable control of such party, then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by, such event. If either party shall, as a result of any such event, be unable to exercise any right or option within any time limit provided therefor in this Lease, such time limit shall be deemed extended for a period equal to the duration of the delay caused by such event.

33.17 Patriot Act. Tenant represents, warrants and covenants that Tenant (i) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) ("Order") and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is not listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is not listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State; (iv) is not listed on any list or qualification of "Designated Nationals" as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is not listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC, or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively, "Orders"); (vi) is not engaged in activities prohibited in the Orders; and (vii) has not been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

33.18 Sale. In the event of any sale of the Building or Property, or any assignment of this Lease by Landlord, Landlord shall be relieved of all liability under this Lease arising out of any act, occurrence, or omission occurring after sale or assignment; and the purchaser or assignee at such sale or assignment or any subsequent sale or assignment of Lease, the Property, or Building, shall be deemed without any further agreement to have assumed all of the obligations of the Landlord under this Lease accruing after the date of such sale or assignment.

33.19 Binding. Subject to the provisions of Section 17, this Lease shall be binding upon and inure to the benefit of the parties, their heirs, successors and assigns.

33.20 Counterparts; Electronic Signatures and Notary. This Lease may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute the same agreement, whether or not all parties execute each counterpart. Signatures transmitted by email or electronic signatures affixed hereto through a nationally-recognized electronic signature service provider such as DocuSign or DocVerify shall have the same effect as delivered original ink signatures. Either party's or both parties' signatures may be notarized electronically or by remote online notary as long as such notarization is permitted by and complies with the laws by which this Lease is governed. If, following execution and delivery of this Lease through electronic means, either party subsequently determines that it needs or would like to receive a wet-ink signature, whether due to internal considerations, legal concerns, third party requirements or otherwise, within ten (10) days of such party's written request, the parties shall exchange wet ink signature pages (and acknowledgements, if applicable), but any such subsequent exchange of wet-ink signature pages shall not affect the validity or timing of the electronic signatures or

modify the dates or terms of this Lease in any way, and each party may request such an exchange only once.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

This Lease shall be effective as of the date first set forth above.

LANDLORD:

UNIVERSITY STREET PROPERTIES I, LLC,
a Washington limited liability company

By: Unico Northwest Fund I LLC,
a Delaware limited liability company,
Manager

By: Unico Investment Group LLC,
a Delaware limited liability company,
Manager

By:______________________________
Name:____________________________
Title:_____________________________

LANDLORD ACKNOWLEDGMENT

STATE OF WASHINGTON )
) ss.
COUNTY OF KING )

I certify that I know or have satisfactory evidence that ____________________ (is/are) the person(s) who appeared before me, and said person(s) acknowledged that he/she/they signed this instrument, on oath stated that he is / she is / they are authorized to execute the instrument and acknowledged it as the ______________________ of Unico Investment Group LLC, a Delaware limited liability company, the Manager of Unico Northwest Fund I LLC, a Delaware limited liability company, the Manager of UNIVERSITY STREET PROPERTIES I, LLC, a Washington limited liability company, the entity that signed the instrument, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

□ (Check if applicable) This notarial act involved the use of communication technology.

DATED this ______ day of ___________________, 2021.

____________________________________
NOTARY PUBLIC in and for the State of Washington,
residing at ____________________________
____________________________________
Name (printed or typed)
My appointment expires:__________________

TENANT:

HARBOR CUSTOM DEVELOPMENT, INC.,
a Washington corporation

By: [signature]
Name: Sterling Griffin
Title: CEO

[signature] Jeffrey Habersetzer COO

TENANT ACKNOWLEDGMENT

STATE OF Washington )
) ss.
COUNTY OF Pierce )

I certify that I know or have satisfactory evidence that Sterling Griffin and Jeffrey Habersetzer is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the CEO and COO of HARBOR CUSTOM DEVELOPMENT, INC., a Washington corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

□ (Check if applicable) This notarial act involved the use of communication technology.

DATED this 27th day of July, 2021.

JANNAE J MITTON NOTARY PUBLIC STATE OF WASHINGTON COMMISSION EXPIRES 11-09-21

[signature]
NOTARY PUBLIC in and for the State of Washington,
residing at Gig Harbor
Jannae J. Mitton
Name (printed or typed)
My appointment expires: 11-9-21

C:\Users\JHABERSETZER.INTERNAL\Appdata\Local\Microsoft\Windows\Inetcache\Content.Outlook\ER16OSTQ\1201 Pacific - Harbor Custom Development Lease03 (SAD 072121).Docx

## EXHIBIT A

## DEPICTION OF PREMISES

[ATTACH FLOOR PLAN OF PREMISES]

**EXHIBIT B**

**LEGAL DESCRIPTION OF PROPERTY**

The real property which is situated in the County of Pierce, State of Washington, and is legally described as follows:

PARCEL A:

LOTS 1 TO 7, INCLUSIVE, IN BLOCK 1202 OF MAP OF NEW TACOMA, WASHINGTON TERRITORY, ACCORDING TO PLAT RECORDED FEBRUARY 3, 1875 IN THE OFFICE OF THE COUNTY AUDITOR, AND LOTS 1 TO 7, INCLUSIVE, IN BLOCK 1203 OF MAP OF NEW TACOMA, WASHINGTON TERRITORY, ACCORDING TO PLAT RECORDED FEBRUARY 3, 1875 IN THE OFFICE OF THE COUNTY AUDITOR, IN PIERCE COUNTY, WASHINGTON;

TOGETHER WITH VACATED COURT "A" ABUTTING THEREON, AS VACATED BY ORDINANCE NO. 18442 OF THE CITY OF TACOMA, RECORDED DECEMBER 18, 1967 UNDER PIERCE COUNTY RECORDING NO. 2219544;

ALSO TOGETHER WITH THE VACATED WESTERLY 12 FEET OF "A" STREET ABUTTING UPON SAID LOTS 1 TO 7, INCLUSIVE, IN BLOCK 1202 AS VACATED BY ORDINANCE NO. 18911 OF THE CITY OF TACOMA RECORDED SEPTEMBER 15, 1969 UNDER PIERCE COUNTY RECORDING NO. 2312605.

PARCEL B:

LOTS 8 TO 12, INCLUSIVE, IN BLOCK 1202 OF MAP OF NEW TACOMA, WASHINGTON TERRITORY, ACCORDING TO PLAT RECORDED FEBRUARY 3, 1875 IN THE OFFICE OF THE COUNTY AUDITOR, AND LOTS 8 TO 12, INCLUSIVE, IN BLOCK 1203 OF MAP OF NEW TACOMA, WASHINGTON TERRITORY, ACCORDING TO PLAT RECORDED FEBRUARY 3, 1875 IN THE OFFICE OF THE COUNTY AUDITOR, IN PIERCE COUNTY, WASHINGTON;

TOGETHER WITH VACATED COURT "A" ABUTTING THEREON AS VACATED BY ORDINANCE NO. 18442 OF THE CITY OF TACOMA RECORDED DECEMBER 18, 1967 UNDER PIERCE COUNTY RECORDING NO. 2219544;

ALSO TOGETHER WITH THE VACATED WESTERLY 12 FEET OF "A" STREET ABUTTING UPON SAID LOTS 8 TO 12, INCLUSIVE, IN BLOCK 1202, AS VACATED BY ORDINANCE NO. 18911 OF THE CITY OF TACOMA, RECORDED SEPTEMBER 15, 1969 UNDER RECORDING NO. 2312605;

ALSO TOGETHER WITH THE VACATED EAST 3 FEET OF PACIFIC AVENUE ABUTTING LOTS 8 TO 12, INCLUSIVE, IN BLOCK 1203 AS VACATED BY ORDINANCE NO. 23899 OF THE CITY OF TACOMA RECORDED AUGUST 17, 1987 UNDER RECORDING NO. 8708170172;

ALSO TOGETHER WITH THE VACATED SUBSURFACE RIGHTS UNDER THE EAST 9.2 FEET OF PACIFIC AVENUE ABUTTING LOTS 8 TO 12, INCLUSIVE, IN BLOCK 1203 AS VACATED BY ORDINANCE NO. 23899 OF THE CITY OF TACOMA RECORDED AUGUST 17, 1987 UNDER RECORDING NO. 8708170172.

Tax Parcel Nos: 201202-001-4 and 201202-001-8.

**EXHIBIT C**

**WORK LETTER**

This Work Letter sets forth the terms and conditions relating to Landlord's construction of the Landlord Work (defined below) and Tenant's construction of the Tenant Improvements (defined below).

1. Landlord's Obligations. Except for completing the Landlord Work and disbursing the Space Planning Allowance, Tenant Improvement Allowance and Drop Ceiling and Lighting Allowance, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises or the Building. As used herein, "Landlord Work" means only (i) remediating all asbestos in the Premises, it being agreed that no remediation is needed in the reception area and large conference room, and (ii) removal of the hard-lid ceiling in the Premises.

2. Tenant Improvements Generally. Tenant shall be solely responsible for designing and constructing the Tenant Improvements during the Build-Out Period in accordance with this Work Letter. "Tenant Improvements" means the leasehold improvements to be constructed as a permanent part of the Premises pursuant to the Approved TI Working Drawings (defined below) in accordance with this Work Letter, including specifically the installation of a Building standard drop ceiling grid and Building standard lighting within the Premises ("Drop Ceiling and Lighting"). Upon request, Landlord shall provide Tenant with a list of Building standard materials, equipment and finishes, including specifically the Building standard requirements for the Drop Ceiling and Lighting. "Tenant Improvements" excludes furniture, trade fixtures and equipment (such as moveable furniture partitions, appliances, telephones and computers) and fine finish items such as artwork and specialty wall coverings. Tenant shall cause the Tenant Improvements to comply in all respects with the following: (a) all applicable state, federal, city or quasi-governmental laws, codes, ordinances and regulations; (b) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (c) building material manufacturer's specifications. "Substantial Completion" of the Tenant Improvements means all Tenant Improvements have been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant's use of the Premises.

3. TI Construction Drawings.

3.1. Selection of TI Architect/Final TI Space Plan. Tenant shall work with an architect/space planner approved by Landlord (the "TI Architect") to prepare a final space plan showing the layout and designation of all rooms and other partitioning in the Premises, their intended use, and equipment to be contained therein. Tenant shall supply Landlord with its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. Landlord shall not unreasonably withhold, condition or delay its approval of the final space plan (as approved by Landlord, the "Final TI Space Plan"), subject to the last sentence of Section 3.2 below.

3.2. Final TI Working Drawings. Upon the approval of the Final TI Space Plan by Landlord and Tenant, Tenant shall promptly cause TI Architect to complete the architectural and engineering drawings for the Premises, and TI Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final TI Working Drawings") and shall submit the same to Landlord for Landlord's approval. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final TI Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final TI Working Drawings and resubmit them to Landlord. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of any revised Final TI Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. Notwithstanding anything to the contrary in this Section 3.2, Landlord shall not unreasonably withhold, condition or delay its approval of the Final TI Working Drawings (as approved by Landlord, the "Approved TI Working Drawings"); provided, however, notwithstanding this Section 3.2 or Section 3.1 above requiring Landlord to not unreasonably withhold,

condition or delay its approval of the Final TI Space Plan or Final TI Working Drawings, to the extent that the Final TI Space Plan or Final TI Working Drawings may (i) affect the exterior appearance of the Building, (ii) adversely affect the structural portions of the Building, (iii) adversely affect the Building systems and equipment, (iv) unreasonably interfere with any other occupant's normal and customary operations, (v) fail to comply with applicable Laws, or (vi) fail to meet or exceed the base Building specifications provided to Tenant, then Landlord may grant or withhold its approval of such Final TI Space Plan and Final TI Working Drawings in its sole discretion.

3.3. TI Permit Submission. The Approved TI Working Drawings must be obtained in accordance with Section 3.2 above prior to Tenant's commencement of construction of the Tenant Improvements. After approval by Landlord of the Final TI Working Drawings, Tenant shall promptly submit the same to the appropriate municipal authorities for all applicable building permits ("TI Permits"). Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any TI Permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's sole responsibility; provided, however, that Landlord shall timely cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such TI Permit or certificate of occupancy. No changes, modifications or alterations in the Approved TI Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed, subject to the last sentence of Section 3.2 above.

3.4. Landlord Not Liable. Tenant and TI Architect shall verify, in the field, the dimensions and conditions of the Premises as shown on the relevant portions of the base Building plans, and Tenant and TI Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of any construction documents, including specifically the Final TI Space Plan, the Final TI Working Drawings and the Approved TI Working Drawings (collectively, the "TI Construction Drawings"), shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, notwithstanding that any TI Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the TI Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the TI Construction Drawings.

4. Construction of Tenant Improvements.

4.1. Tenant's Agents. Tenant shall retain a general contractor approved by Landlord to construct the Tenant Improvements ("TI Contractor"). All subcontractors used by Tenant (such subcontractors, and the TI Contractor, to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord shall be entitled to withhold it approval in its sole discretion with respect to any subcontractors working on any mechanical, electrical, plumbing, elevator, sewer, fire life safety or heating and air conditioning systems of the Building. If Landlord does not approve any of Tenant's proposed subcontractors, Tenant shall submit other proposed subcontractors for Landlord's written approval. Landlord shall either approve or disapprove (with specific reasons for such disapproval) Tenant's Agents within five (5) days after Landlord's receipt of Tenant's request. None of Tenant's Agents may be union employees.

4.2. Construction of Tenant Improvements by Tenant's Agents. Prior to commencing construction of the Tenant Improvements, Tenant shall prepare and submit to Landlord a budget ("TI Budget") showing the anticipated total cost of the Tenant Improvements and all furniture, fixtures, trade fixtures and equipment necessary for Tenant to open for business. Tenant shall make such revisions and updates to the TI Budget as Landlord may from time-to-time reasonably request so that the TI Budget as so revised and updated will in Landlord's reasonable determination account for all then anticipated total costs (in which case, such revised and updated TI Budget shall be the "TI Budget"). Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant

Improvements shall be constructed in strict accordance with the Approved TI Working Drawings; (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to TI Contractor and TI Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; (iii) Tenant shall abide by Landlord's rules and regulations with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements; and (iv) noisy and/or odorous work shall be performed outside of the Building's normal business hours (Monday through Friday, 7:00 a.m. to 6:00 p.m.), unless otherwise approved by Landlord.

4.3. Indemnity; Insurance. Tenant's indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all third party claims for costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them in connection with the Tenant Improvements, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment.

All of Tenant's Agents shall carry (i) worker's compensation insurance as required by law covering all of their respective employees, (ii) Employer's Liability with minimum coverages of $500,000 each accident; $500,000 disease, policy limit; $500,000 disease, per employee; (iii) Broad Form Commercial General Liability (naming Landlord and its property manager as additional insureds) with policy limits of $1,000,000 per occurrence Combined Single Limit and $3,000,000 aggregate (i.e., such insurance shall be broad form and shall include contractual liability, personal injury protection and completed operations coverage); (iv) Auto Liability with coverage of at least $1,000,000; and (v) Property Insurance coverage for tools and equipment brought onto and/or used on the Property by the applicable contractor in an amount equal to the replacement costs of all such tools and equipment.

Tenant or Tenant's TI Contractor shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

Certificates for all insurance carried pursuant to this Section 4.3 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the TI Contractor's equipment is moved onto the site. All such policies of insurance shall satisfy Section 14.5 of the Lease. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately direct its TI Contractor or Tenants Agents as appropriate to repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord pursuant to this Work Letter, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for one year following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.3 shall insure Landlord and Tenant, as their interests may appear, as well as TI Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance with respect to the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under this Work Letter. Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security reasonably satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

4.4. Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same.

4.5. Copy of Record Set of Plans. At the conclusion of construction, (i) Tenant shall cause the TI Architect and TI Contractor (i) to update the Approved TI Working Drawings as necessary to reflect all changes made to the Approved TI Working Drawings during the course of construction, (ii) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (iii) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (iv) Tenant shall deliver to Landlord a copy of all warranties, guarantees and operating manuals and information relating to the improvements, equipment and systems in the Premises.

5. Space Planning Allowance; Landlord CM Fee; Tenant Improvement Allowance; Drop Ceiling and Lighting Allowance.

5.1. Space Planning Allowance. Provided Tenant is not in default beyond any applicable notice and cure period, Landlord will provide a one-time space planning allowance of up to $1,992.00 (calculated as $0.20 per rentable square foot multiplied by the 9,960 rentable square feet within the Premises) to reimburse or partially reimburse Tenant's space planning costs for the Premises ("Space Planning Allowance"). The Space Planning Allowance shall be paid to Tenant within thirty (30) days after the later of (i) Landlord's approval of the Final TI Space Plan, and (ii) Landlord's receipt of invoices substantiating Tenant's reimbursement request. Any unused portion of the Space Planning Allowance existing as of the first anniversary of the Commencement Date shall be forfeited by Tenant and revert to Landlord.

5.2. Landlord CM Fee. Tenant shall pay Landlord a construction management fee equal to five (5%) of the total cost of construction of the Tenant Improvements ("Landlord CM Fee") and shall reimburse Landlord for any out-of-pocket costs incurred by Landlord in connection with the review and approval of Tenant's construction drawings ("Landlord Reimbursement Costs").

5.3. Tenant Improvement Allowance. After deducting from the Tenant Improvement Allowance the Landlord CM Fee and any Landlord Reimbursement Costs, and subject to the terms and conditions contained herein, Tenant shall be entitled to a one-time tenant improvement allowance in the amount of up to $597,600 (calculated as $60.00 per rentable square foot multiplied by the 9,960 rentable square feet within the Premises) (the "Tenant Improvement Allowance") for the costs relating to the initial design and construction of Tenant Improvements. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Tenant Improvement Allowance. The Tenant Improvement Allowance shall be disbursed only after completion of the Tenant Improvements and within thirty (30) days following receipt by Landlord of (i) receipts covering all labor and materials expended and used in the Tenant Improvements; (ii) a sworn contractor's affidavit from the TI Contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; and (iii) unconditional release of lien waivers executed by all parties supplying labor, materials or services with respect to the Tenant Improvements, waiving all claims for mechanics' or materialmens' liens for all work, materials or services furnished to the Premises. A disbursement shall be in the amount reflected on the receipted bills meeting the requirements above, up to the full amount of the Tenant Improvement Allowance.

5.4. Drop Ceiling and Lighting Allowance. Tenant shall be entitled to a one-time allowance in the amount of up to [$________] (the "Drop Ceiling and Lighting Allowance") for the costs relating to the initial design and installation of the Drop Ceiling and Lighting. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter for Tenant's installation of the Drop Ceiling and Lighting in a total amount which exceeds the Drop Ceiling and Lighting Allowance; provided, however, if the costs of the Drop Ceiling and Lighting exceed the Drop Ceiling and Lighting Allowance, Tenant may apply any available Tenant Improvement Allowance towards those excess costs. Notwithstanding the foregoing, if Landlord approves any deviations from Building standard requirements for the Drop Ceiling and Lighting, such additional costs shall be Tenant's sole responsibility and not reimbursable from the Drop Ceiling and

Lighting Allowance or the Tenant Improvement Allowance. Disbursement of the Drop Ceiling and Lighting Allowance shall occur only after Tenant's completion of installation of the Drop Ceiling and Lighting and then concurrently with Landlord's disbursement of the Tenant Improvement Allowance upon Tenant's satisfaction of the conditions set forth in Section 5.3 above.

5.5. Treatment of Unused Tenant Improvement Allowance and Drop Ceiling and Lighting Allowance. In no event shall Tenant be entitled to use the Tenant Improvement Allowance for furniture, fixtures, trade fixtures and equipment or the Drop Ceiling and Lighting Allowance for any items other than the installation of the Drop Ceiling and Lighting. Notwithstanding any provision to the contrary contained herein, to the extent any portion of the Tenant Improvement Allowance or Drop Ceiling and Lighting Allowance is unused by Tenant as of the date which is the first anniversary of the Commencement Date, then the remaining balance thereof shall revert to Landlord, and Tenant shall have no right to use such amount for any remaining improvements or alterations, nor as a Rent credit or cash allowance.

6. Representatives. Tenant's Representative shall mean Jeff Habersetzer (phone: (253) 649-0632; e-mail: jhabersetzer@harborcustomdev.com). Until further notice to Landlord, such Tenant's Representative shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Landlord's Representative shall mean Susan Robicheau (phone: (253) 272-7000; e-mail: SusanR@unicoprop.com).

7. Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

8. Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease has occurred at any time on or before the completion of the Premises, and such default is not cured within the applicable cure period set forth in the Lease, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Space Planning Allowance, Tenant Improvement Allowance and Drop Ceiling and Lighting Allowance until such time such default is cured and/or Landlord may cause TI Contractor to cease the construction of the Premises until such time such default is cured (in which case, Tenant shall be responsible for any delay in the completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured (in which case, Tenant shall be responsible for any delay in the completion of the Premises caused by such inaction by Landlord).

**EXHIBIT D**

**EXTENSION OPTION**

1. Option Right. Landlord hereby grants to the Original Tenant one (1) option to extend the Term of the Lease for a single period of five (5) years ("Option Term"), which option ("Extension Option") shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure period set forth in this Lease, and has not previously been in default under this Lease beyond the expiration of any applicable notice and cure period set forth in this Lease. Upon the proper exercise of such Extension Option, the Term shall be extended for a period of five (5) years and the parties shall be obligated under all the terms and conditions of this Lease through the Option Term, except that Base Rent during the Option Term shall be determined in accordance with Section 3 below. Notwithstanding the foregoing, at Landlord's option it shall be a condition to such extension of the Term that as of the end of the Term, Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure period and has not previously been in default under this Lease beyond the expiration of any applicable notice and cure period. The Extension Option is personal to Original Tenant and may only be exercised by Original Tenant (and not any assignee, sublessee or other transferee of Original Tenant's interest in this Lease) so long as Original Tenant occupies the entire Premises.

2. Exercise of Extension Option. The Extension Option shall be exercised by Tenant, if at all, only in the following manner: Tenant shall deliver written notice of exercise to Landlord not more than fifteen (15) months and not less than twelve (12) months prior to the expiration of the Term (the "Exercise Notice").

3. Base Rent during Option Term.

3.1. The Base Rent payable by Tenant during the Option Term shall be equal to Fair Market Rent (defined below), for the Premises as of the commencement date of the Option Term. The "Fair Market Rent" shall be equal to the annual rent, including all escalations, at which tenants, as of the commencement of the Option Term are leasing non-sublease, non-renewal, non-expansion space comparable in size, location and quality to the Premises, for a term of five (5) years, in an arms' length transaction, in transactions entered into within the six (6) month period immediately preceding Landlord's delivery of the Option Rent Notice (defined below), which comparable space is located in the Building or in the Comparable Buildings (defined below) (collectively, the "Comparable Transactions"). In calculating the Fair Market Rent, no consideration shall be given to (a) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant's exercise of its right to lease the Premises during the Option Term or the fact that landlords are or are not paying real estate brokerage commissions in connection with such Comparable Transactions, and (b) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The term "Comparable Buildings" shall mean other Class A office buildings located in the Tacoma metropolitan area, with a similar quality of institutional ownership, tenant mix and quality of construction, and which are of similar size, and offer similar services and amenities, as the Building. Tenant shall continue to pay all Additional Rent during the Option Term.

3.2. Landlord, no later than fifteen (15) business days after receipt of Tenant's Option Notice, shall advise Tenant in writing (the "Option Rent Notice") of Landlord's determination of Fair Market Rent. Within fifteen (15) business days after receiving Landlord's Notice, Tenant shall notify Landlord in writing ("Tenant's Notice") whether or not Tenant accepts Landlord's determination of the Fair Market Rent. If Tenant fails to give Tenant's Notice to Landlord within such fifteen (15) business day period, then the Tenant shall be deemed to have accepted the Fair Market Rent provided by Landlord. If Tenant does not accept Landlord's determination of Fair Market Rent, and Tenant has timely given Tenant's Notice, the parties (or their designated representatives) shall promptly meet and attempt to agree on the Fair Market Rent. If the parties have not agreed on the Fair Market Rent within thirty (30) days after Landlord receives Tenant's Notice, then the parties shall resolve the matter in accordance with the following terms: The last day of such thirty (30) day period (as the same may be extended by the written agreement of the parties) is referred to in this Lease as the "Appraisal

Commencement Date". Within ten (10) business days following the Appraisal Commencement Date, Landlord and Tenant shall each retain a MAI real estate appraiser who has been active over the five (5) year period ending on the Appraisal Commencement Date in the appraisal of office buildings within the submarket in which the Building is located to determine the Fair Market Rent for the Premises. Except as provided below, each party shall bear the cost of the appraisal that it commissioned. The appraisers shall meet and attempt to reach an agreement on the Fair Market Rent for the Premises (for the Option Term) within twenty (20) days of being retained. If either party fails to select its appraiser within such ten (10) day period, and the other party timely selects its appraiser, then the appraiser selected by the other party shall be the sole arbitrator for determining Fair Market Rent. If the conclusions of the two appraisers do not vary by an excess of five percent (5%), as measured as a variance from the higher of the two Fair Market Rental determinations, then the Fair Market Rental value shall be the average of the two conclusions. If the conclusions of the two appraisers vary by more than five percent (5%), as measured from the higher of the two appraisals, then the two appraisers shall jointly appoint a third appraiser within forty-five (45) days of the Appraisal Commencement Date. Such third appraiser shall then individually appraise the Premises to determine the Fair Market Rental value and provide a written opinion of value within twenty (20) days after appointment. The Fair Market Rental value shall be the determination of the first two appraisers which has the smallest difference (in absolute terms) in value from the third appraiser's fair market rental. By way of example only, if the first two appraisals are $40.00 and $45.00 per square foot on a triple net basis, then a third appraiser would be appointed since there is a difference of more than five percent (5%) between the appraisals. If the third appraiser determines that the Fair Market Rental value is $42.00 per square foot on a triple net basis, the base annual rent for the Option Term will be $40.00 per square foot on a triple net basis, since the difference between $42.00 and $40.00 is less than the difference between $45.00 and $42.00. If the difference between the third appraiser's value and each of the first two appraiser's values is equal, the third appraiser's value shall be the Fair Market Rental value. The determination made through the utilization of the third appraiser shall be binding upon each of the parties. The cost of the third appraiser, if any, shall be shared equally between the parties. If for any reason, the first two appraisers are unable to agree upon a third appraiser within forty-five (45) following the Appraisal Commencement Date, then either Landlord or Tenant may petition the presiding judge of King County Superior Court for the appointment of a third appraiser. The cost incurred in obtaining the appointment of the third appraiser will be divided equally between Landlord and Tenant. Both parties may submit any information to the appraisers for their consideration, with copies to the other party. The appraisers shall render their opinions as to Fair Market Rent in writing with counterpart copies to each party. The appraisers shall have no power to modify the provisions of this Lease.

4. Extension Amendment. If Tenant exercises its Extension Option, Landlord shall prepare a Lease amendment (the "Extension Amendment") memorializing such Option Term, including the Base Rent for such Option Term (as determined in accordance with Section 3 above). A copy of the Extension Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of Tenant's Exercise Notice, and Tenant shall have a reasonable opportunity to review and discuss the terms of the Extension Amendment with Landlord and the parties shall use their best effort to execute and exchange the Extension Amendment within 20 days after the date of Landlord's delivery, but an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

**EXHIBIT E**

**LETTER OF CREDIT TERMS AND CONDITIONS**

1. General.

1.1. Concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant's failure to comply with one or more provisions of this Lease, including any damages arising hereunder following termination of this Lease, a standby, unconditional, irrevocable, transferable letter of credit (the "Letter of Credit") in the form of Schedule E-1 or such other form as Landlord may reasonably approve and containing the terms required herein, in the face amount of $597,600 (the "Letter of Credit Amount"), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord in Landlord's reasonable discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its reasonable discretion. Notwithstanding anything to the contrary, if at the time specified below for each Letter of Credit Reduction (defined below), Tenant (i) is not then in default under the Lease, and (ii) has not previously at any time during the Term been in monetary default under the Lease for failure to fully and timely pay all Rent due hereunder, then the required Letter of Credit Amount shall be reduced as follows (each, a "Letter of Credit Reduction"): (a) to $298,800 at the end of Lease Month 66 ("First Letter of Credit Reduction"), and (b) to $33,449.00 at the end of Lease Month 90 ("Second Letter of Credit Reduction"). Tenant agrees that there shall be no reduction in the Letter of Credit, pursuant to the terms and provisions of this Section 1.1 or otherwise, until Landlord notifies the issuer of the Letter of Credit, in writing, to reduce the amount of the Letter of Credit. If at the end of Lease Month 90, Tenant satisfies the requirements for the Second Letter of Credit Reduction (as confirmed by Landlord), Tenant may thereafter elect to replace the Letter of Credit with a cash security deposit in the amount of $33,449.00 ("Security Deposit"), which Security Deposit will be governed by the terms of Section 6 of the Lease. Upon Landlord's receipt of the cash Security Deposit, and confirmation that Tenant has satisfied the requirements for the Second Letter of Credit Reduction, Landlord shall promptly return the Letter of Credit to Tenant.

1.2. Landlord hereby approves ______________ as an issuer of the Letter of Credit as of the date of this Lease, subject to the Minimum Financial Requirements set forth below. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the "Final LC Expiration Date") that is sixty (60) days after the scheduled expiration date of the Term, as it may be extended from time to time. If the Letter of Credit held by Landlord expires before the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), then Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than thirty (30) days before the expiration date of the Letter of Credit then held by Landlord. In addition, if, at any time before the Final LC Expiration Date, the financial institution that issued (or confirmed) the Letter of Credit held by Landlord fails to meet the Minimum Financial Requirement, Tenant, within ten (10) business days after Landlord's demand, shall deliver to Landlord, in replacement of such Letter of Credit, a new Letter of Credit issued (or confirmed) by a financial institution that meets the Minimum Financial Requirement and is otherwise acceptable to Landlord in Landlord's sole discretion, whereupon Landlord shall return to Tenant the Letter of Credit that is being replaced. For purposes hereof, a financial institution shall be deemed to meet the "Minimum Financial Requirement" on a particular date if and only if, as of such date, such financial institution (i) has not been placed into receivership by the FDIC; and (ii) has a financial strength that, in Landlord's good faith judgment, is not less than that which is then generally required by Landlord and its affiliates as a condition to accepting letters of credit in support of new leases in the Tacoma, Washington area. Any new Letter of Credit or certificate of renewal or extension (a "Renewal or Replacement LC") shall comply with all of the provisions of this Exhibit E, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the Letter of Credit that is expiring or being replaced.

2. Drawings Under Letter of Credit. (i) If Tenant breaches any provision of this Lease and such breach remains uncured after the expiration of any applicable cure period, then Landlord, without limiting its

remedies, may draw upon the Letter of Credit in an amount necessary to satisfy any damages suffered by Landlord as a result of such breach; and (ii) without limiting the preceding clause (i), if less than thirty (30) days remain before the expiration date of the Letter of Credit, then Landlord, without limiting its remedies, may draw upon the Letter of Credit in its entirety. In addition, if Tenant fails to furnish a Renewal or Replacement LC complying with all of the provisions of this Exhibit E when required under this Exhibit E, Landlord, without limiting its remedies, may draw upon the Letter of Credit in its entirety; provided, however, that Landlord shall pay to Tenant any unapplied proceeds from such draw upon Tenant's provision to Landlord of a Renewal or Replacement LC complying with all of the provisions of this Exhibit E. Proceeds of the Letter of Credit obtained through a draw permitted under this Section 2 ("Permitted Proceeds") may be held by Landlord, without segregation, in accordance with this Exhibit E until applied to Landlord's damages or paid to Tenant pursuant to this Exhibit E.

3. Use of Proceeds by Landlord. The proceeds of the Letter of Credit shall constitute Landlord's sole and separate property (and not Tenant's property or the property of Tenant's bankruptcy estate) and Landlord may, immediately upon any draw (and without notice to Tenant), apply or offset the proceeds of the Letter of Credit against (i) any Rent payable by Tenant under this Lease that is not paid when due; (ii) all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant's failure to comply with one or more provisions of this Lease, including any damages hereunder following termination of this Lease; (iii) any costs incurred by Landlord in connection with this Lease (including attorneys' fees); and (iv) any other amount that Landlord may spend or become obligated to spend by reason of Tenant's failure to comply with this Lease. Provided that Tenant has performed all of its obligations under this Lease, Landlord shall pay to Tenant, within forty-five (45) days after the Final LC Expiration Date, the amount of any proceeds of the Letter of Credit received by Landlord and not applied as provided above; provided, however, that if, before the expiration of such 45-day period, a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors, under the Federal Bankruptcy Code, then such payment shall not be required until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

4. Additional Covenants of Tenant. If, for any reason, the amount of the Letter of Credit becomes less than the then required Letter of Credit Amount, Tenant shall, within ten (10) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total then required Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Exhibit E, and if Tenant fails to comply with the foregoing, notwithstanding any contrary provision of this Lease, such failure shall constitute an incurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

5. Nature of Letter of Credit. Landlord and Tenant (i) acknowledge and agree that in no event shall the Letter of Credit or any renewal thereof, any substitute therefor or any proceeds thereof be deemed to be or treated as a "security deposit" under any law applicable to security deposits in the commercial context ("Security Deposit Laws"); (ii) acknowledge and agree that the Letter of Credit (including any renewal thereof, any substitute therefor or any proceeds thereof) is not intended to serve as a security deposit and shall not be subject to the Security Deposit Laws; and (ii) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives all provisions of applicable laws, now or hereafter in effect, which (a) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (b) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Exhibit E and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant's breach of this Lease or the acts or omission of Tenant or any party acting by, through or under Tenant, including any damages Landlord suffers following termination of this Lease.

**SCHEDULE E-1**

**FORM OF LETTER OF CREDIT**

**EXHIBIT F**

**RULES**

1. Access to Property. On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to and within the Property and/or to the passageways, lobbies, entrances, exits, loading areas, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time impose. Landlord shall in all cases retain the right to control and prevent access to such areas by Persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants (and Landlord shall have no liability in damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees or invitees or other Persons. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

2. Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant's expense). Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

3. Window and Door Treatments. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by the Landlord. Tenant shall not install or remove any solar tint film from the windows.

4. Lighting and General Appearance of Premises. Landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas. The design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat, professional, attractive, first class office appearance.

5. Property Tradename, Likeness, Trademarks. Tenant shall not in any manner use the name of the Property for any purpose, or use any tradenames or trademarks used by Landlord, any other tenant, or its affiliates, or any picture or likeness of the Property for any purpose other than that of the business address of Tenant, in any letterheads, envelopes, circulars, notices, advertisements, containers, wrapping, website or other material.

6. Deliveries and Removals. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, and always at the Tenant's sole responsibility and risk. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. Landlord may (but shall have no obligation to) require that all furniture, equipment, cartons and other articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable charges and requirements for the use of freight elevators and

loading areas, and reserves the right to alter schedules without notice. Any hand-carts used at the Property shall have rubber wheels and sideguards, and no other material handling equipment may be brought upon the Property without Landlord's prior written approval.

7. Outside Vendors. Tenant shall not obtain for use upon the Premises ice, drinking water, vending machine, towel, janitor and other services, except from Persons designated or approved by Landlord. Any Person engaged by Tenant to provide any other services shall be subject to scheduling and direction by the manager or security personnel of the Property. Tenant's vendors and other service providers shall carry any insurance reasonably required by Landlord. Vendors must use freight elevators and service entrances.

8. Overloading Floors; Vaults. Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may prohibit, or direct and control the location and size of, safes and all other heavy articles and require at Tenant's expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

9. Locks and Keys. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord's designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment of Landlord's charges. In the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord's reasonable charges therefor. The term "key" shall include mechanical, electronic or other keys, cards and passes. Landlord shall not be liable for the consequences of admitting by pass key or refusing to admit to the Premises the Tenant, Tenant's agent or employees or other persons claiming the right of admittance.

10. Utility Closets and Connections. Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the "wire" or telephone, electrical, plumbing or other utility closets, the Systems and Equipment, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord's prior written consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may impose, and the other provisions of Section 13. Tenant shall have no right to use any broom closets, storage closets, janitorial closets, or other such closets, rooms and areas whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior written approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

11. Plumbing Equipment. The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

12. Trash. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to Lease provisions respecting Hazardous Materials. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.

13. Alcohol, Drugs, Food and Smoking. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors, or marijuana on the Premises, nor permit any of the same to occur. Tenant shall not at any time cook, sell, purchase or give away,

food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant). Tenant and its employees shall not smoke or inhale tobacco or other nicotine-based substances (including, without limitation, use of electronic cigarettes) or use marijuana on any part of the Property (including exterior areas) except those areas, if any, that are designated or approved as smoking or marijuana use areas by Landlord.

14. Use of Common Areas; No Soliciting. Tenant shall not use the Common Areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the Common Areas to canvass, solicit business or information from, or distribute any article or material to, other tenants or invitees of the Property. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant's use of the Premises expressly permitted in the Lease.

15. Energy and Utility Conservation. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord's authorized Property personnel) of any controls. Tenant shall not obstruct, alter or impair the efficient operation of the Systems and Equipment, and shall not place any item so as to interfere with air flow. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. If reasonably requested by Landlord (and as a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord), Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

16. Unattended Premises. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

17. Going-Out-Of-Business Sales and Auctions. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, "lost our lease" or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant's creditors.

18. Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that, in Landlord's good faith judgment, may cause strikes, picketing or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Property.

19. Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Property or elsewhere, or create a health hazard, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises, (x) do anything in or about the Premises or Property that is illegal, immoral, obscene, pornographic,

or anything that may in Landlord's good faith opinion create or maintain a nuisance, cause physical damage to the Premises or Property, interfere with the normal operation of the Systems and Equipment, impair the appearance, character or reputation of the Premises or Property, create waste to the Premises or Property, cause demonstrations, protests, loitering, bomb threats or other events that may require evacuation of the Building, (xi) advertise or engage in any activities which violate the spirit or letter of any code of ethics or licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xiii) use the Premises for any purpose, or permit upon the Premises or Property anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible articles or materials) (xiv) place vending or game machines in the Premises, except vending machines for employees, (xv) adversely affect the indoor air quality of the Premises or Property, or (xvi) do or permit anything to be done upon the Premises or Property in any way tending to disturb, bother, annoy or interfere with Landlord or any other tenant at the Property or the tenants of neighboring property, or otherwise disrupt orderly and quiet use and occupancy of the Property.

20. Transportation Management. Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

21. Parking. Subject to the terms and conditions of Section 22 of the Lease, the following Rules shall apply with respect to the Garage and any other parking garage, structure, facility or area on the Property that Landlord now or hereafter has obtained the right to use for the Property:

(i) Parking shall be available in areas designated by Landlord from time to time, and for such daily or monthly charges as Landlord may establish from time to time. Parking for Tenant and its employees and visitors shall be on a "first come, first served", unassigned basis, in common with Landlord and other tenants at the Property, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same. However, in no event shall Tenant and Tenant's employees and visitors use more spaces than the number derived by applying Tenant's Share (defined in the Lease) to the total number of unassigned spaces in the area or areas designated by Landlord from time to time to serve the Premises. In addition, Landlord reserves the right to: (x) adopt additional requirements or procedures pertaining to parking, including systems with charges favoring carpooling, and validation systems, (y) assign specific spaces, and reserve spaces for small and other size cars, disabled persons, and other tenants, customers of tenants or other parties, and (z) restrict or prohibit full size vans and other large vehicles.

(ii) Monthly fees shall be paid in advance on the first (1st) day of each month. Failure to do so will automatically cancel parking privileges, and incur a charge at the posted daily parking rate. No deductions from the monthly rate will be made for days on which the Garage is not used by Tenant or its designees. In case of any violation of these rules, Landlord may also refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement or guideline, termination or modification of any lease or other agreement by which Landlord obtained parking rights, or any other reason beyond Landlord's reasonable control.

(iii) Hours shall be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small or other qualifying cars may be parked in areas reserved for such cars; all directional signs, arrows and speed limits must be observed; spaces reserved for disabled persons must be used only by vehicles properly designated; washing, waxing, cleaning or servicing of any vehicle is prohibited; every parker is required to park and lock his own car, except to the extent that Landlord adopts a valet parking system; parking is prohibited in areas: (a) not striped or designated

for parking, (b) aisles, (c) where "no parking" signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

(iv) Parking stickers, key cards or any other devices or forms of identification or entry shall remain the property of Landlord. Such devices must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Loss or theft of parking identification, key cards or other such devices must be reported to Landlord or any Garage manager immediately. Any parking devices reported lost or stolen which are found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to Landlord or the office of the Garage immediately.

(v) Tenant acknowledges that Landlord has or may arrange for the Garage to be operated by a reputable independent contractor, not affiliated with Landlord. In such event, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Except for intentional acts or gross negligence by Landlord, Landlord shall have no liability whatsoever for any damage to property or any other items located in the Garage, nor for any personal injuries or death arising out of any matter relating to the Garage, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Garage. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents.

(vi) Washing, waxing, cleaning or servicing of any vehicle by Tenant and/or his/her agents is prohibited. Parking spaces may be used only for parking automobiles.

(vii) Garage hours shall be 6 a.m. to 6 p.m. or such other hours as Landlord shall determine from time to time.

22. Fire/Life Safety Training. Tenant shall be required to designate not less than two (2) of tenant's employees as Tenant Wardens. The actual number of required employees shall be determined based on Tenant's total rentable square feet. Tenant's designated Tenant Warden's shall be required to attend Building sponsored Emergency Evacuation Training annually. This annual training shall include participation in a Building Evacuation Drill. Tenant shall inform Landlord within 30 days of occupancy the names of Tenant's designated Tenant Wardens. Tenant shall immediately inform Landlord of personnel changes as they affect the Tenant Wardens designees.

23. Green Standard.

(i) The term "Green Standard" or words of similar import shall include the U.S. EPA's Energy Star® rating, the Green Building Initiative's Green Globes TM for Continual Improvement of Existing Buildings (Green GlobesTM-CIEB), the U.S. Green Building Council's Leadership in Energy and Environmental Design (LEED), and/or a current and similar organization with equally rigorous environmentally and sustainable practices.

(ii) Expenses (defined in Section 8.1.4) shall include: (a) all costs of maintaining, managing, reporting, commissioning, and recommissioning the Building or any part thereof that was designed and/or upgraded to be sustainable and conform with one or more Green Standard rating systems, and (b) all costs of applying, reporting and commissioning the Building or any part thereof to seek certification under one or more Green Standard rating systems, provided however, the cost of such applying, reporting and commissioning of the Building or any part thereof to seek certification shall be a cost capitalized and thereafter amortized as an annual Expense under generally accepted accounting principles.

(iii) Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Building.

Tenant shall not use or operate the Premises in any manner that will cause the Building or any part thereof not to conform with Landlord's sustainability practices or a Green Standard certification of the Building.

(iv) This Building is or may become in the future certified under a Green Standard or operated pursuant to Landlord's sustainable building practices. Landlord's sustainability practices address whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, Indoor Air Quality, and lighting performance standards. All construction and maintenance methods and procedures, material purchases, and disposal of waste must be in compliance with minimum standards and specifications, in addition to all applicable laws.

(v) Tenant shall use proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; use of lighting controls; closing shades as needed to avoid over heating the space; turning off lights and equipment at the end of the work day; purchasing ENERGY STAR® qualified equipment, including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines, and purchasing products certified by the U.S. EPA's Water Sense® program.

(vi) Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future laws, orders and regulations of the Federal, State, county, municipal or other governing authorities, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, "trash"); (b) to comply with Landlord's recycling policy as part of Landlord's sustainability practices where it may be more stringent than applicable law; (c) to sort and separate its trash and recycling into such categories as are provided by law or Landlord's sustainability practices; (d) that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed by Landlord, and; (e) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this section. Where possible, the Landlord shall provide a composting program and encourage the Tenant to sort and separate its trash and recycling from compost material.

(vii) Landlord shall provide and install all original bulbs and tubes for Building standard lighting fixtures within the Premises and all replacement tubes for such lighting as an annual Expense; all other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Tenant at Tenant's cost and expense, and must comply with Landlord's sustainability practices, including any Green Standard rating system, concerning the environmental compliance of the Building or the Premises, as the same may change from time to time. All maintenance and repairs made by Tenant must comply with Landlord's sustainability practices, including any Green Standard rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time.

(viii) Any and all tenant improvement work and/or Alterations is strongly encouraged to be performed in accordance with Landlord's sustainability practices, including any Green Standard or third-party rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time. Tenant is further encouraged to engage a qualified third party LEED or Green Standard professional or similarly qualified professional during the design phase through implementation of any tenant improvement work and/or Alterations to review all plans, material procurement, demolition, construction and waste management procedures to ensure they are in full conformance with Landlord's sustainability practices, as aforesaid. Any and all waste and debris from the tenant improvement work and/or Alterations must meet the minimum requirements set forth by the Green Standard.

(ix) Landlord does not permit space heaters or other energy-intensive equipment unnecessary to conduct Tenant's business without written approval by Landlord. Any space conditioning equipment that is placed in the Premises for the purpose of increasing comfort to tenants shall be operated on sensors or timers that limit operation of equipment to hours of occupancy in the areas immediately adjacent to the occupying personnel.

(x) Tenant acknowledges that it is Landlord's intention that the Property be operated in a manner which is consistent with Landlord's sustainability practices. Tenant is required to comply with these practices

within its Premises.

(xi) Tenant shall dispose of, in an environmentally sustainable manner, any equipment, furnishings, or materials no longer needed by Tenant and shall recycle or re-use such items in accordance with Landlord's sustainability practices. Tenant is responsible for reporting this activity to Landlord in a format determined by Landlord.

(xii) Landlord currently provides janitorial service after 6:00 p.m. five days per week only (excluding legal holidays). Landlord reserves the right to conduct routine cleaning during normal business hours in accordance with Landlord's sustainability practices and will be done in such a way as to minimize disruption.

24. Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant's employees and as applicable, by Tenant's agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.